                                   EXHIBIT 4.1

                         INVESTMENT AND VOTING AGREEMENT


         This Investment and Voting Agreement is made as of October 19, 1998, between LAS VEGAS DISCOUNT GOLF & TENNIS, INC., a Colorado corporation (the "Company"), whose address is 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118, and ASI GROUP, L.L.C., a Nevada limited liability company (the "Purchaser"), whose address is c/o Agassi Enterprises, Inc., 3960 Howard Hughes Parkway, Suite 750, Las Vegas, Nevada 89109.

                                    SECTION 1
                     AUTHORIZATION AND SALE OF COMMON STOCK

         1.1 AUTHORIZATION. The Company will authorize the sale and issuance of Two Million Three Hundred Three Thousand Two Hundred Ninety (2,303,290) shares (the "Shares") of its Common Stock ("Common Stock"), no par value.

         1.2 SALE OF COMMON STOCK. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements of the parties contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, Two Million Three Hundred Three Thousand Two Hundred Ninety (2,303,290) shares of Common Stock at a purchase price of One Dollar and Eight and One-Half Cents ($1.085) per share, for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

         1.3 ADJUSTMENT OF PRICE AND/OR TERMS. (a) If at any time and each time within three (3) years after the Closing (as defined in Section 2.1 below), the Company offers to sell or grants, sells or issues shares of its capital stock to any persons or entity other than the Purchaser at a lower price per share than the purchase price paid by the Purchaser for the Shares and/or on more favorable terms and conditions than those afforded to the Purchaser in connection with the purchase of the shares of Common Stock (taking into account any equitable adjustment in accordance with the Anti-Dilution Provisions), the Company agrees to retroactively apply such lower price and/or more favorable terms and conditions to the Shares purchased by the Purchaser. At the Purchaser's request, the Company shall either (i) issue the Purchaser additional shares of Common Stock in the amount equal to (A) the amount of any such overpayment by the Purchaser divided by (B) such lower price charged by the Company to any person or entities or (ii) deliver to the Purchaser the amount of any such overpayment in cash.

         (b) If at any time after the Closing, while the Purchaser is an equity holder of the Company or has options, warrants or other rights to acquire equity of the Company, the Company offers to sell or grants, sells or issues shares of its capital stock to any of Messrs. Vaso Boreta, Ronald Boreta and John Boreta or Boreta Enterprises Ltd. or their respective


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

affiliates (collectively, "Boreta") at any price or for any consideration (including, but not limited to, provision of services) the Company shall issue the Purchaser additional shares of Common Stock so as to maintain the relative proportionate equity ownerships of the Purchaser, on the one hand, and Boreta, on the other hand, in the Company as they were immediately prior to such offer, grant, sale or issuance, assuming the consummation of such offer, grant, sale or issuance.

                                    SECTION 2
                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The closing of the purchase and sale of the Common Stock hereunder shall be held at the offices of the Company sixteen days from the execution hereof (the "Closing"), or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser's name representing Two Million Three Hundred Three Thousand Two Hundred Ninety (2,303,290) Shares against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions. The total purchase price shall be paid by the Purchaser to the Company in one installment without interest thereon.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (which Schedule makes specific reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty to which such exception shall apply), the Company represents and warrants to the Purchaser as follows:

         3.1 DEFINITION OF MATERIAL. For purposes of this Section 3, material shall mean anything having a value or effect of more than $50,000.

         3.2 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished the Purchaser with copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.


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

         3.3 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, at the Closing will have all requisite legal and corporate power and authority to sell and issue the Shares hereunder, to issue the Option (as defined below), to issue the Option Shares (as defined below) upon exercise of the Option and to carry out and perform its obligations under the terms of this Agreement.

         3.4 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.5 CAPITALIZATION. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 5,831,807 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase 432,000 shares of Common Stock are issued and outstanding under the Company's employee stock option plan. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. Except as set forth above, there are no option, warrants or other rights to purchase any of the Company's capital stock. Except as set forth in any agreement entered into with the Purchaser, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons that affects or related to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

         3.6 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Option Agreement (as defined below) by the Company, the authorization, sale, issuance and delivery of the Shares, the Option, and the Option Shares and the performance of all of the Company's obligations hereunder and under the Option Agreement has been taken or will be taken prior to the Closing. This Agreement and the Option Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable the Option Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, and the Option Agreement will be validly issued, fully paid and nonassessable; and the Shares and Option Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders hereof through no action of the Company; provided, however, that the Option Shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares are not subject to any preemptive rights or rights of first refusal.

         3.7 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser its audited balance sheet and statements of operations and cash flow was of and for the period ended December 31, 1997, and its combined unaudited balance sheet and statements of operations



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and cash flows as of and for the period ended June 30, 1998 (collectively the
"Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the period, indicated therein. The financial statements for the year ended December 31, 1997, were audited by Arthur Andersen LLP.

         3.8 ABSENCE OF CHANGES. Since June 30, 1998: (a) the Company has not entered into any transaction which was not in the ordinary course of business,
(b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the business or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business, (f) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer, consultant or employee that if consummated would have a material adverse effect on its business, (g) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened, (h) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have not been any loans made by the Company to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business and
(j) to the best of the Company's knowledge, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

         3.9 MATERIAL LIABILITIES. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except
(a) the liabilities and obligations set forth in the Financial Statements, (b) liabilities and obligations which have been incurred subsequent to June 30, 1998, in the ordinary course of business which have not been in the aggregate materially adverse, (c) liabilities and obligations under lease for its principal offices and for equipment, and (d) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

         3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all of its leasehold interests in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the



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lien of current taxes not yet due and payable. Each of the Company's assets is in good repair and good, marketable and operating condition and is suitable for the purposes for which it presently is being used and is intended to be used by the Company and is adequate and suitable to meet all present and reasonably anticipated future requirements of the Company. The Company's assets conform to all applicable laws, ordinances, codes, rules and regulations, and the Company has not received any notice to the contrary. The Company does not own, of record or beneficially, any real property. Exhibit C sets forth a list and description of all property leased or subleased to or by the Company.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS; NONE BURDENSOME, ETC. The Company is not in violation of any term of its Articles or By-Laws, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, security agreement, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement and the Option Agreement, and the issuance of the Common Stock, the Option and the Option Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default (or an event that might, with the passage of time or the giving of notice or either of them, constitute a default) any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such a termination of or loss under and will be in compliance with, the Company's Articles, By-Laws and all of its agreements, permits and licenses or any provision of federal, state, local or foreign statute rule ordinance or regulation applicable to the Company or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the capital stock, properties or assets of the Company in the creation, maturation or acceleration of any liability or obligation of the Company or the creation, maturation or acceleration of any liability or obligation of the Company (or give to any other person the right to cause such a creation, maturation or acceleration) and there is no such violation or default which adversely affects the business of the Company or any of its properties or assets.

         3.12     INTANGIBLE ASSETS.

                  (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all Intellectual Property (as hereinafter defined) used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, license of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable) and whether or not


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                           reduced to practice, all improvements thereto, and
                           all patents, patent applications and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,
                           (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and producing processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software and information systems, programs, (including data and related documentation), whether owned or leased by the Company, (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium). The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and has never granted any sublicense or similar right to any third party with respect to such Intellectual Property.

                  (b) The Company owns and has the unrestricted right to use all Intellectual Property required for or incidental to the development, construction and operation of the SportPark segment of its business, free and clear of any rights, liens or claims of others, including without limitation, former employers of all current and former employees, consultants, officers, directors and shareholders of the Company.

                  (c) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the stockholders and directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered



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                           with, infringed upon, misappropriated or otherwise
                           come into conflict with any Intellectual Property rights of the Company.

                  (d) Exhibit D identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Exhibit D also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Exhibit D: (i) the Company possesses all right, title and interest in and to the item, free and clear of any Liens, license or other restriction, (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (iii) no action, suit proceeding hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of each of the shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item and (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         3.13 LITIGATION, ETC. There is no suit, action, hearing, investigation, claim or litigation, or legal, administrative, arbitration or other proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company, its business or any of its property or assets, before any court, arbitrator, or federal, state, municipal or other governmental board, department, agency or instrumentality, and there is no basis for any such action. There is no judgment, decree, injunction, ruling, award, charge, order or writ of any court, governmental department, commission, agency, instrumentality, arbitration or other person outstanding against, binding upon or involving the Company, its business, any directors or officers of the Company. None of the matters set forth on Exhibit B could result in any material adverse effect. The Company owns policies of casualty, liability or other forms of insurance which provide coverages in amount and scope sufficient to cover every claim, action, cause of action, suit, proceeding, litigation, arbitration or investigation arising out of, related to, or in connection with those matters listed on the schedule of exception. Neither the Company nor any of its directors, officers or employees is currently



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charged with, or is currently under investigation with respect to, any violation of any provision of any foreign, federal, state or local law or administrative regulation in respect of the business of the Company. The Company is not in default with respect to any judgment, decree, injunction, ruling, award, order or writ of any foreign, federal, state, municipal agency or other governmental department, board, commission, bureau, agency or instrumentality.

         3.14 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. There are no controversies pending nor, to the best knowledge of the Company any basis of any such controversies, between the Company and any of its employees. To the knowledge of the Company, and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the shareholders or the directors or officers (or employees with responsibility for employment matters) of the Company has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         3.15 EMPLOYEE AGREEMENTS. There are no pension, profit-sharing, bonus, group insurance, death benefit, vacation pay, severance pay, sick leave, holiday pay, welfare, or any other employee benefit or "fringe benefit" plans or arrangements relating to the current or former employees or consultants of the Company. In addition, there are no employment, deferred compensation, collective bargaining, retainer, savings, consulting, non-competition, retirement or incentive agreements, contracts, plans or arrangements relating to, with or for the benefit of any officers or employees of the Company or other persons.

         3.16 CERTAIN TRANSACTIONS. The Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own less than 1% of the stock of publicly-traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.17 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto as Exhibit E is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is



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a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of certain of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchaser and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all respects, assuming due execution by the other parties to such agreements and contracts. To the best knowledge of the Company, the Company and each other party to each such agreement and contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or any of them) that would become or cause a breach, default or event of default thereunder, would give to any person the right to cause such a termination or would cause an acceleration of any obligation thereunder.

         3.18 REGISTRATION RIGHTS. Except as set forth in this Agreement, the Company is not under any contractual obligation to register (as defined in Section 8.1 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.19 GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of (of designation, declaration or filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) or the offer and sale of the Common Stock under applicable estate securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.20 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Common Stock and the Option Shares (as defined in Section 7.6 below) to be issued in conformity with the terms of this Agreement, and the issuance of the Option Shares upon exercise of the Option, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.21 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.22 TAX MATTERS. The Company (a) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes), (b) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings), and (c) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for a period for which returns have been filed is not expected to exceed the recorded liability therefor, and there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

         3.23 INSURANCE. With respect to each insurance policy maintained by the
Company: (a) the policy is legal, valid, binding, enforceable and in full force and effect, (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following consummation of the transactions contemplated hereby, (c) neither the Company nor any other party to the policy is in breach of default (including with respect to the payment of premiums or the giving of notices) and (d) no party to the policy has repudiated any provision thereof. The Company has been covered since its formation by insurance in type, scope and amount that (x) meet the minimum requirements of any contract, lease or agreement to which the Company is a party and (y) is customary and reasonable for the business in which it has engaged during such period including, without limitation, fire, casualty, liability and key-man life (on the lives of Ron and Vaso Boreta) insurance polices. The Company has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

         3.24 ENVIRONMENTAL AND SAFETY REGULATIONS. The Company is not in violation of any environmental laws or regulations, including without limitation any and all applicable federal, state and local laws, regulations and ordinances relating to air and water pollution and handling and disposal of chemical and hazardous materials (hereinafter the "Environmental Laws"). The Company possesses all of the authorizations, permits and approvals required to be obtained by applicable Environmental Laws; neither the Company nor any stockholder has received any notice from any governmental authority or has knowledge of any governmental inquiry or investigation or any other claim, suit or proceeding against or involving the Company with respect to any actual or alleged violation of any applicable Environmental Law and all hazardous waste and chemical waste materials have been disposed of in accordance with all applicable Environmental Laws. There have been no spills, dumping, discharge or clean-up of hazardous waste or chemical materials in violation of any Environmental Laws on or at any premises owned or any premises occupied by the Company.

         3.25     EMPLOYEE BENEFIT PLANS.

                  (a) The Company has never maintained or contributed to, and does not maintain or contribute to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of

                           1974, as amended. The Company has not incurred any liability under ERISA (including any withdrawal liability) or under the Internal Revenue Code of 1986, as amended Code (the "Code"), with respect to any Employee Benefit Plan.

                  (b) The Company does not contribute to, nor has ever had contributed to and has never been required to contribute to any multi-employer plan or has any liability (including withdrawal liability) under any multi-employer plan.

                  (c) The Company does not maintain or contribute to, nor has it ever maintained or contributed to, nor has it ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         3.26 MINUTE BOOKS. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately.

         3.27 LEGAL COMPLIANCE. The Company has complied with all applicable laws, statutes, and ordinances (including without limitation all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure to so comply. The Company has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business, all of which are valid and effective. No notice has been issued and no investigation or review is pending or threatened by any governmental entity with respect to (a) any alleged violation by the Company of any law, statute or ordinance, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge, policy or guideline of any federal, state, local or foreign governmental entity(or agency thereof), or (b) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company.

         3.28 LVDGT AGREEMENT. The Investment Agreement (the "LVDGT Agreement") entered into as of the date hereof between LVDGT and SAGC and attached as Annex
3.28 hereto is valid, binding and in full force and effect.

         3.29 SAGC. The Company's most significant asset is the Company's equity holding in Saint Andrews Golf Corporation, a Nevada corporation ("SAGC"). The Company owns 2 million shares of the Common Stock of SAGC (collectively, the "SAGC Shares"). Each of the SAGC Shares has been duly authorized, validly issued, fully paid and nonassessable. The Company has good, valid and marketable title to the SAGC Shares, free and clear of any lien, charge, encumbrance, security interest, claim or fight of others of whatever nature. No person or entity has any power or right, whether or not shared with any other person or entity, to dispose of or direct the disposition of any SAGC Shares or vote or direct the voting of any SAGC Shares. The Company hereby makes the same representations and warranties as contained in Section 3 of the LVDGT Agreement with respect to SAGC for the benefit of the Purchaser, which representations and warranties are incorporated herein by reference in their entirety.

         3.30 DISCLOSURE. This Agreement with the Exhibits hereto and all information provided by the Company to the Purchaser do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

                                    SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

         4.1 EXPERIENCE. It has experience in evaluating and investing in private placement transactions of securities in companies so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. It is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

         4.4 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. However, no investigation by, or furnishing of information to, the Purchaser shall affect or modify the representations, warranties and agreements of the Company set forth herein or the right of the Purchaser to rely exclusively thereon and to seek and obtain all damages and other remedies available to the Purchaser in connection with the breach of any of the representations, warranties and covenants contained herein.

         4.5 AUTHORIZATION. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms subject to (a) the laws of bankruptcy and the laws affecting creditor's rights generally and (b) the availability of equitable remedies.

         4.6 BROKERS OR FINDERS. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement.

         4.7 REQUIRED SEC FILINGS. The Purchaser acknowledges that within 10 days after the Closing, it will be required to file a Schedule 13D or Schedule 13G, as appropriate, or Schedule 13G, as appropriate, and a Form 3 with the Securities and Exchange Commission.

                                    SECTION 5
                      THE PURCHASER'S CONDITIONS TO CLOSING

         The Purchaser's obligations to purchase the Shares at the Closing are subject to the fulfillment of the below-listed conditions, the waiver of which shall not be effective against the Purchaser unless it consents in writing thereto. If at the Closing Date any of the conditions specified in this Agreement shall not have been fulfilled, the Purchaser shall, at the Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights Investor may have by reason of such nonfulfillment.

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true, complete and correct when made, and shall be true, complete and correct on the Closing Date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

         5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company, executed by the President of the Company, dated the Closing

Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of good standing of the Company under the laws of the State of Colorado.

         5.5 LEGAL MATTERS. All matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

         5.6 CO-SALE AGREEMENT. The Purchaser and John Boreta, the Company, Ron Boreta and Vaso Boreta shall each have entered into a Co-Sale Agreement which shall have a term of two years in the form attached hereto as Exhibit F.

         5.7 LVDGT AGREEMENT. The transactions contemplated by the LVDGT Agreement have been consummated or are being consummated simultaneously herewith.

         5.8 MERGER. The terms of the proposed merger between the Company and SAGC shall be entirely satisfactory, in both form and substance, to the Purchaser in its sole discretion. Without limiting the foregoing, the terms of such merger shall provide that the Purchaser's economic interest in the Company shall not be diluted by the consummation of such merger.

         5.9 VOTING AGREEMENT. The voting agreement by and among the Purchaser and the individuals listed therein (the "Voting Agreement"), in the form attached hereto as Exhibit A, has been executed and is valid, binding and in full force and effect.

         5.10 OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received from Krys, Boyle, Freedman & Sawyer, P.C., counsel to the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and the Company has the requisite corporate power and authority to own it properties and to conduct its business.

                  (b) The Company is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                  (c) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Option Agreement. The Agreement and the Option Agreement have been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes legal, valid and binding obligations of the Company, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except insofar as the enforceability of the indemnification provisions of Section 8.11 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

                  (d)      The capitalization of the Company is as follows:

                           (i) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 5,831,807 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase 432,000 shares of Common Stock are issued and outstanding under the Company's employee stock option plan. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. Except as set forth above, there are no option, warrants or other rights to purchase any of the Company's capital stock.

                           (ii) PREFERRED STOCK. 5,000,000 shares of Stock, of which no shares are issued and outstanding.

                           (iii) COMMON STOCK. 15,000,000 shares of Common Stock, of which (A) 5,831,807 shares are issued and outstanding and (B) 2,303,290 shares are being purchased pursuant to this Agreement. All such shares of Common Stock have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws and approved by all requisite shareholder action.

                           (iv) Except for (A) the rights of first refusal contained in Section 9 hereof; (B) 347,975 shares of Common Stock reserved for issuance upon the exercise of the stock option granted herein, (C) 432,000 shares of Common Stock reserved for issuance to employees and consultants upon exercise of outstanding stock options, there are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements of any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

                  (e) The certificates representing shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon.

                  (f) The execution, delivery, performance and compliance with the terms of this Agreement and the Option Agreement do not violate any provision of any federal, state or local law, rule or regulation or of any judgment, writ, decree or order binding upon the Company or any provision of the Company's amended Articles of Incorporation ("Articles") or By-Laws.

                  (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement and the Option Agreement have been obtained and are effective as of the Closing, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

                  (h) Based in part upon the representations of the Purchaser in this Agreement, the offer and sale of the Common Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof, and from the qualification requirements of the securities laws of the State of Nevada, or all requisite permits, qualifications and orders have been obtained.

                  (i) Except as set forth on the Schedule of Exceptions attached to the Agreement as Exhibit B, such counsel is not aware of any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement or the right of the Company or its officers, directors and employees to enter into such agreement or which might result, either individually or in the aggregate, in any adverse change in the assets, condition, affairs or prospects of the Company, nor is such counsel aware of any litigation pending, against the Company or any of its officers, directors or employees' or that any of the foregoing has received any threat thereof, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company.

                  (j) The Company is not in violation of any provisions of its Articles or Bylaws, and neither of such documents is in violation of any provision of the Corporation Law of the State of Colorado.

         5.11 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the business or any of the assets, results of operations, liabilities, prospects or conditions, financial or otherwise, of the Company.

                                    SECTION 6
                       THE COMPANY'S CONDITIONS TO CLOSING

         The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                                    SECTION 7
                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. The Company will mail the following reports to the Purchaser for so long as the Purchaser is a holder of any of the shares of Common Stock and the Option Shares:

                  (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information of the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                  (c) Within 15 days after the end of each fiscal month, unaudited consolidated balance sheets of the Company as of the end of such month, unaudited consolidated statements of operations including income statements, and unaudited consolidated rolling cash flow projections for each month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail subject to year-end audit adjustments.

                  (d) Promptly after each meeting or the execution of an action by written consent, copies of the minutes of proceedings or actions by written consent of the Company's Board of Directors and shareholders.

                  (e) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as the Purchaser may from time to time reasonably request.

                  (f) For so long as the Purchaser is eligible to receive reports under this Section 7.1, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested, provided, however, that the Company shall not be obligated to provide any information, other than to the representatives of the Purchaser on the Board of Directors, that it reasonably considers to be a trade secret or to contain confidential information.

         7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by the Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that the Purchaser may assign such rights to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof.

         7.3 USE OF PROCEEDS. The Company shall completely segregate the proceeds from the sale of the Shares from all other funds of the Company. These funds shall be strictly and exclusively used for the purchase of equity securities of SAGC and shall not be used for any other purposes. All such purchases shall be on terms and conditions satisfactory to the Purchaser. The Company shall maintain a separate accounting for the use of these proceeds and provide a copy of such accounting to the Purchaser upon request.

         7.4 RULE 144 REPORTING. With a view to making available to the Purchaser the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale the Option Shares to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (b) Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as the Purchaser owns any Restricted Securities (as defined in Section 8.1 hereof) furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Securities and Exchange Commission, and such other reports and documents of the Company and other information in the possession of or reasonably obtained by the Company as the Purchaser may reasonably request in availing itself of any due or regulation of the Securities and Exchange Commission allowing the Purchaser to sell any such securities without registration.

         7.5 PROTECTIVE PROVISIONS. For so long as the Purchaser or its assignees is a holder of any shares of the Common Stock or Option Shares, the Company shall not without the Purchaser's prior written consent:

                  (a) change any of the terms of Common Stock or any amendment, addition, change, modification or deletion of any portion of the By-Laws or Articles of the Company;

                  (b) authorize or issue (i) any class or series of Preferred Stock or other securities having rights senior to the Common Stock, or (ii) any rights to purchase or any securities or instruments convertible or exchangeable into any such Preferred Stock and other securities of the Company;

                  (c) sell, lease, convey or otherwise dispose of all or substantially all of its assets, or effect any merger, consolidation, reorganization or amalgamation of the Company, with another corporation;

                  (d)      adopt a statutory plan of share exchange;

                  (e) redeem or repurchase (or enter into any agreement to become so obligated) any shares of Common Stock or Common Stock (other than pursuant to employee stock vesting or repurchase employee stock agreements;

                  (f) enter into any transaction with or increase the compensation paid or issue any securities of the Company or SAGC, rights or options to purchase any securities of the Company or SAGC or any instrument convertible or exchangeable into or payable or satisfied with any securities of the Company or SAGC or any other compensation derived from or based on the profits or securities of the Company or SAGC to any of Boreta or SAGC or any of their respective affiliates or approve, allow or agree to any of the foregoing;

                  (g) take or fail to take any action with respect to any shares of capital stock of SAGC or rights to purchase any such capital stock owned or under the control of the Company (including, but not limited to, the sale, transfer, assignment, disposition, exchange, conversion, pledge or voting of such shares, the granting of any proxies with respect to such shares, or entering into any agreement or arrangement with respect to any of the foregoing);

                  (h) dissolve or liquidate the Company and/or its assets or close the business of the Company; or

                  (i) file a petition to appoint a receiver for the Company or file a voluntary petition for bankruptcy, insolvency or to make any assignment for the benefit of creditors of the Company

         7.6 GRANT OF STOCK OPTIONS. Simultaneously with the execution hereof, the Company and the Purchaser are entering into an option agreement (the "Option Agreement") attached as annex A hereto pursuant to which the Company is granting the Purchaser an option (the "Option") to purchase from the Company Three Hundred Forty Seven Thousand Nine Hundred Seventy Five (347,975) shares of Common Stock of the Company (the "Option Shares"), as such number may be adjusted pursuant to the terms of the Option Agreement. The Option may be exercised from time to time in full or in part by the Purchaser at any time prior to the tenth year anniversary of the Closing. The Option shall be exercisable at a purchase price of $1.8392 per share, subject to adjustment as described therein. The Company agrees that the Option Shares issued upon the exercise by Purchaser of the Option shall carry the same registration rights as set forth in Section 8 of this Agreement and be considered "Registrable Securities" under the terms of such Section 8.

         7.7 PRINCIPAL BUSINESS. The Company shall ensure that all its principal shareholders, officers and directors (a) direct or refer all opportunities relating to, similar to or of the same nature as SAGC's Sports Park business exclusively to SAGC, (b) not realize any profit or gain with respect to such opportunities to the detriment or in lieu of the Company or SAGC and (c) not otherwise misappropriate any corporate opportunity.

         7.8 MERGER. The Company shall amend the merger agreement (the "Merger Agreement") dated as of January 20, 1998 with SAGC such that upon consummation of the merger, the Purchaser will receive equity interests in the surviving company having terms, conditions, rights, designations, preferences and values at least as favorable as those of the Shares. Notwithstanding the foregoing, no amendment of or modification to the Merger Agreement shall be made without the prior approval of the Purchaser.

                                    SECTION 8
                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT;
                      REGISTRATION RIGHTS; INDEMNIFICATION

         8.1 CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 as amended or any similar federal statute and the rules and regulations of the Commissions thereunder all as the same shall be in effect at the time.

         "HOLDER" shall mean the Purchaser and any person holding Registrable Securities or shares to whom the rights under this Section 8 have been transferred in accordance with Section 8.2 hereof.

         "REGISTRABLE SECURITIES" means (i) the Option Shares; and (ii) any Common Stock of the Company issued or issuable in respect of the Option Shares or other securities issued or issuable pursuant to the conversion of the shares upon any Recapitalization or any Common Stock otherwise issued or issuable with respect to the Shares provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

         The term "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 8.5, 8.6 and 8.7, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the notes and regulations of the Commission thereunder all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the holders.

         8.2 RESTRICTION ON TRANSFERABILITY. The Shares shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act.

         8.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares, and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar events, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

         The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 8.

         8.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution of Restricted Securities by the Purchaser to a parent, subsidiary or affiliate of the Purchaser), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

         8.5      REQUEST FOR REGISTRATION.

                  (a) REQUEST FOR REGISTRATION. If the Company shall receive from the Purchaser at any time a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                           (i) promptly give written notice of the proposed registration to all other Holders; and

                           (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

                           The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.5:

                                    (A)      After the Company has initiated one
                                             such registration pursuant to this
                                             Section 8.5(a);

                                    (B)      During the period starting with the
                                             date sixty (60) days prior to the
                                             Company's good faith estimate of
                                             the date of filing of, and ending
                                             on a date one hundred twenty (120)
                                             days after the effective date of, a
                                             Company-initiated registration;
                                             provided that the Company is
                                             actively employing in good faith
                                             all reasonable efforts to cause
                                             such registration statement to
                                             become effective;

                  (b) Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Purchaser.

                           The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                  (c) UNDERWRITING. The right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Purchaser and such holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he or she holds.

8.6      THE COMPANY REGISTRATION.

                  (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register of its securities, either for its own account or the account of a Holder or Holders, other than a registration relating solely to employee benefit plans or a post effective amendment to the registration statement for the Company's initial public offering, the Company will:

                           (i) promptly give to each Holder written notice thereof; and

                           (ii) include in such registration (and any related qualification under the sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this Section 8.6, so long as the amount of Registrable Securities otherwise includable in such registration statement would not thereby be diminished.

                  (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

8.7      REGISTRATION ON FORM S-3.

                  (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this
                           Section 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

                  (b)      If a request complying with the requirements of
                           Section 8.7(a) hereof is delivered to the Company, the provisions of Section 8.5(a)(i) and (ii) and
                           Section 8.5(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Section 8.5(c) hereof shall apply to such registration.

         8.8 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration pursuant to Section 8.5, 8.6 and 8.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares registered.

         8.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least one hundred twenty
                           (120) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

                  (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the

                           Holders and the managing underwriting or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

                  (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus' final prospects and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business a foreign corporation in any jurisdiction where it is not so qualified;

                  (e) Notify the Holders (of if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) Prepare and file with the Commission promptly upon the request of such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registration Securities by such Holders;

                  (h) Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                  (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of the Securities Act;

                  (j) Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (k) At the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion, dated each such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm, is willing to do so, a letter dated each such date, from the independent public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matter, including information as to the period ending not more than five (5) business days prior to the data of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request.

         8.10 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.11     INDEMNIFICATION.

                  (a) The Company will defend, indemnify and hold the Purchaser, each Holder, each of its officers, directors and partners, and each person controlling the Purchaser and each such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including without limitation, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on
                           (i) any breaches of the representations, warrants or covenants contained herein, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser, and each such holder, each of its officers and directors, and each person controlling such holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company each to its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus' offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                  (c)      Each party entitled to indemnification under this
                           Section 8.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall, when applicable, permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matter as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         8.12 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted the Purchasers under Sections 8.5, 8.6 and 8.7 may be assigned to a transferee or assignee in connection with any transferor assignment of Registrable Securities by the Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee acquires at least 10,000 of the Shares (appropriately adjusted for Recapitalization). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any parent, subsidiary or affiliate of the Purchaser, without compliance with item
(ii) above, provided, written notice thereof is promptly given to the Company.

         8.13 STANDOFF AGREEMENT. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Company's outstanding voting equity securities, that, upon request of the Company or the underwriters managing an underwritten offering of the Company's securities, it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, a the case may be, for such period of time (not to exceed one hundred and twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

                                    SECTION 9
                     THE PURCHASER'S RIGHT OF FIRST REFUSAL

         9.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to the Purchaser the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. The Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock then held by the Purchaser bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock convertible into Common Stock.

                  (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares and the Option Shares,
                           (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options exercisable for such Common Stock issued to employees, officers and directors of the Company pursuant to any arrangement approved by the Board of Directors of the Company,
                           (v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options, warrants, provided that the rights of first refusal established by this Section
                           9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, and (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

                  (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to the

                           Purchaser's respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (c) In the event the Purchaser fails to exercise such right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

                  (d) The right of first refusal hereunder is not assignable except to a parent, subsidiary or affiliate of the Purchaser, without the prior written consent of the Company, which consent will not be unreasonably withheld.

                                   SECTION 10
                                 INDEMNIFICATION

         10.01 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under this Section 10. The representations and warranties set forth herein are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein.

         10.02 INDEMNIFICATION BY THE COMPANY. Notwithstanding any term in this Agreement to the contrary, the Company, shall indemnify, defend, save and hold the Purchaser and its officers, directors, employees, agents and Affiliates (excluding Ron Boreta, Vaso Boreta, John Boreta and the Company; collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious (collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, (a) a breach of any representation or warranty made by the Company in this Agreement, in any certificate or document furnished pursuant hereto by the Company or any other agreement to which the Company is or is to become a party, or (b) a breach or nonfulfillment of any covenant or agreement made by the Company in or pursuant to this Agreement or in any other agreement to which the Company is or is to become a party.

         10.03 INDEMNIFICATION BY PURCHASER. The Purchaser shall indemnify, defend, save and hold the Company and its officers, directors, employees, agents and Affiliates (excluding Ron Boreta, Vaso Boreta, John Boreta and the Purchaser; (collectively, "Company Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious (collectively, "Company Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Company Indemnitees, directly or indirectly, in connection with, arising out of, which would result in, or which would not have occurred but for, (a) a breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by buyer or any other agreement to which the Purchaser is a party and (b) a breach of nonfulfillment of any covenant of agreement made by the Purchaser in or pursuant to this Agreement and in any other agreement to which the Purchaser is a party.

         10.04 NOTICE OF CLAIMS. If any Purchaser Indemnitee or Company Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or Company Damages, as the case may be ("Damages"), for which it is entitled to indemnification under this Section 10, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
Section 10 or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

         10.05 THIRD PARTY CLAIMS. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expense of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, (a) the Indemnifying Party shall not thereby permit to exist any encumbrance upon any asset of the Indemnified Party; (b) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; (c) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and (d) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

         10.6 GOOD FAITH EFFORTS TO SETTLE DISPUTES. The Purchaser and the Company agree that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, the respective chief executive officers (or officers holding such authority) of such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such officers shall disclose to the others all relevant information relating to such dispute. In the event that the parties are unable to amicably resolve the matter or matters in dispute, the parties shall submit all matters still in dispute to arbitration in accordance with the arbitration rules of the American Arbitration Association. The Purchaser shall select an arbitrator and the Company shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators shall be final and binding on the parties. Such matter shall be submitted to arbitration within thirty (30) days from the date that either the Company or the Purchaser declares that any matter in dispute cannot be amicable resolved. All costs and expenses of arbitration shall be paid equally by the Purchaser on one hand and the Company on the other. Any cash or other monetary award shall be paid within thirty (30) days of the arbitrators final decision. Arbitration shall be held in Las Vegas, Nevada.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

         11.2 EVENTS OF DEFAULT AND REMEDIES. (a) For purpose of this Agreement, the term "Event of Default" shall mean the occurrence or happening of any breach or violation of or default in the observation or performance of any term, agreement, covenant, representation, warranty, condition or stipulation contained or referred to in this Agreement by any party to this Agreement.

         (b)      (i)      Upon the occurrence of an Event of Default, the
                           non-defaulting party shall have all rights and remedies afforded by law or equity, including the remedy of specific performance, it being recognized that the Common Stock and Option Shares and the rights and benefits to be derived therefrom are unique and special. Any party awarded a money judgment against the other shall be entitled to recover in addition thereto interest thereon at the rate of twelve percent (12%) per annum.

                  (ii) Each right, power and remedy provided for in this Agreement, or now or hereafter existing at law or in equity shall be cumulative and may be exercised successively or concurrently and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by either party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all such other rights, powers or remedies. No failure or delay on the party of any party to exercise any such right, power or remedy shall operate as a waiver thereof. No waiver by a party will be effective unless and until it is in writing and signed by an authorized representative of such party.

         (c) Each party will pay to the other, in addition to all other sums due all costs and expenses (including, without limitation, attorneys' fees, brokerage fees and accountants' fees) reasonably incurred by or on behalf of a party in exercising and protecting their rights and remedies hereunder, enforcing the obligations of the other party hereunder and defending any unsuccessful counterclaim, cross-claim or other claim asserted by the other party.

         11.3 SET OFF. In addition to, and not in lieu of, any and all other remedies which the Purchaser otherwise may have at law or in equity, or pursuant to this Agreement, the Purchaser shall have the right to set off, counterclaim and recoup any loss against any amounts to be paid to the Company under this Agreement.

         11.4 NONEXCLUSIVITY. The foregoing set off right and the indemnification provision set forth in Section 8 are in addition to, and not in lieu or derogation of, any statutory, equitable or common law remedy the Purchaser may have arising out of or as a result of this Agreement or for breach of representations, warranties or covenants herein. Neither the exercise of nor the failure to exercise the set off right set forth in Section 10.3 shall constitute an election of remedies.

         11.5 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         11.6 ANTI-DILUTION PROVISIONS. The "Anti-Dilution Provisions" shall provide that in the event that any of the securities referenced herein as presently constituted, shall be changed into or exchanged for a different number or kind of securities or interests of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, sale of assets or otherwise), or if the number of such securities shall be increased through the payment of a dividend, or if the Company makes any other distribution of securities or other property including cash in respect of such securities, then there shall be substituted for and added to such securities, as the case may be, theretofore subject or which may become subject to the terms of this Agreement, the number and kind of securities, interests or property into which each outstanding security shall be so changed, or for which each such security shall be exchanged, or to which each such security shall be entitled, as the case may be, and the purchase price per security appropriately adjusted.

         11.7 ASSIGNMENT; SUCCESSORS AND ASSIGNS. The rights and obligations of the Company and the rights of the Purchaser to purchase the Shares shall not be assignable without the written consent of the other; provided, however, the Purchaser may assign its rights and obligations under this Agreement to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         11.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom endorsement of any such amendment, waiver, discharge or termination is sought.

         11.9 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at its address set forth on the cover page of this Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or Option Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares or Option Shares who has so furnished an address to the Company, or (c) if to the Company, one copy shall be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given or received, as the case may be, when delivered if delivered personally, when sent by confirmed facsimile to the correct facsimile number, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         11.10 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or Option Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 10.8 hereof, any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach of default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         11.11 EXPENSES. Except as otherwise provided herein, the Company and the Purchaser shall each bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

         11.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         11.13 CONFIDENTIALITY. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or written statement which in the opinion of counsel to such party is required to be made by law or the regulations of any federal or state governmental agency or any stock exchange.

         11.14 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         11.15 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         11.16 THIRD PARTY BENEFICIARY. It is understood that the Purchaser is a specific intended third party beneficiary of the LVDGT Agreement.

         The foregoing Agreement is hereby executed as of the date first above written.

"PURCHASER"                                  "COMPANY"

ASI GROUP, L.L.C.,                           LAS VEGAS DISCOUNT GOLF & TENNIS,
a Nevada limited liability company           INC., a Colorado corporation

By:  Sunbelt Communications Company,
     -------------------------------
         a Member
                                             By /s/ Vaso Boreta
                                               -------------------------------
By /s/ James Earl Rogers                        Name:  Vaso Boreta
   ---------------------------                  Title:  President
     Name:  James Earl Rogers
     Title:  President

The undersigned, Saint Andrews Golf Corporation, a Nevada corporation, acknowledges that, by virtue of entering into this Agreement, the Purchaser is a specific intended third party beneficiary of the LVDGT Agreement.


SAINT ANDREWS GOLF CORPORATION


By: /s/ Ron Boreta
   -----------------------
         Name:  Ron Boreta
         Title:  President

                                    EXHIBIT A
                                VOTING AGREEMENT

VOTING AGREEMENT, dated as of October 19, 1998 by and among ASI Group, L.L.C., a Nevada limited liability company ("ASI"), c/o Agassi Enterprises, Inc., 3960 Howard Hughes Parkway, Suite 750, Las Vegas, Nevada 89109, and the individuals and entities listed on the signature page hereto (collectively "Boreta").

                                   WITNESSETH:

WHEREAS, ASI and Las Vegas Discount Golf & Tennis, Inc., a Colorado corporation ("LVDGT"), are entering into an investment and voting agreement (the "ASI Agreement") pursuant to which, among other things, ASI is buying shares of common stock of LVDGT; and

WHEREAS, LVDGT and Saint Andrews Golf Corporation, a Nevada corporation ("SAGC"), are entering into an investment agreement (the "LVDGT Agreement") pursuant to which, among other things, LVDGT is buying shares of preferred stock of SAGC; and

WHEREAS, in order to induce each other to enter into the ASI Agreement, ASI and Boreta desire to enter into this Voting Agreement with respect to all the capital stock of LVDGT and SAGC now owned or controlled by and/or hereafter acquired or coming under the control of any of them respectively (collectively, the "Shares). Exhibit A lists all Shares currently owned or controlled by Boreta or ASI;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.        RESTRICTIONS ON AND VOTING OF SHARES.

                  (a) During the term of this Agreement, Boreta agrees that it will not sell, assign, pledge or otherwise dispose of, or grant any proxies with respect to, the Shares, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition, directly or indirectly, of the Shares except as expressly contemplated by the LVDGT Agreement or the ASI Agreement.

                  (b) Boreta and ASI agree that, during the term of this Agreement, they will vote the Shares either of them is entitled to vote, in person or by proxy, at any annual, special or other meeting of the holders of capital stock of LVDGT or SAGC, as the case may be, and at any adjournments thereof or pursuant to any consent in lieu of a meeting, or otherwise, as mutually agreed by ASI and Boreta (provided that no party will be so required to vote its shares if the subject action implemented in accordance with such mutual agreement, would in any manner adversely effect the interests of Boreta in LVDGT or SAGC or the interests of ASI in LVDGT and indirectly in SAGC, as the case may be, or adversely affect the value of the Shares (or any securities into which such shares might be exchanged)).

         Section 2. SUBSEQUENT ACQUISITIONS. If at any time after the first to occur of the closing of the transactions contemplated by the LVDGT Agreement or the ASI Agreement, while ASI is an equity holder of LVDGT or SAGC or has options, warrants or other rights to acquire equity of either or both of LVDGT and/or SAGC, either of LVDGT or SAGC offers to sell or grants, sells or issues shares of its capital stock to any of Boreta or their respective affiliates at any price or for any consideration (including, but not limited to, provision of services), Boreta shall transfer or cause to be transferred to ASI Shares so as to maintain the relative proportionate direct and indirect (by virtue of ownership of LVDGT capital stock) equity ownerships of ASI, on the one hand, and Boreta, on the other hand, in each of LVDGT and SAGC as they were immediately prior to such offer, grant, sale or issuance, assuming the consummation of such offer, grant, sale or issuance.

         Section 3. TERM OF AGREEMENT. Except as otherwise specifically provided herein, this Agreement will be effective as of the closing of the transactions contemplated by the ASI Agreement (the "Effective Date"). The obligations of ASI and Boreta under this Agreement will terminate as of the date ASI no longer holds any equity interest, options, warrants or rights to purchase any equity interest in or instruments convertible or exchangeable into equity interests of SAGC or LVDGT or their respective successors.

         Section 4. REPRESENTATIONS AND WARRANTIES OF BORETA. Boreta represents and warrants to ASI as of the date and as of the Effective Date hereof that:

                  (a) Boreta is the record owner of the Shares and the Shares represent all of the capital stock of SAGC or LVDGT owned of record by Boreta, directly or indirectly;

                  (b) Boreta has full legal power and authority to execute and deliver this Agreement;

                  (c)      the Shares are free and clear of all proxies; and

                  (d) Boreta has duly executed and delivered this Agreement.

         Section 5. REPRESENTATIONS AND WARRANTIES OF ASI. ASI represents and warrants to Boreta as of the date and as of the Effective Date hereof that:

                  (a) ASI is the record owner of the Shares and the Shares represent all of the capital stock of SAGC or LVDGT owned of record by ASI, directly or indirectly;

                  (b) ASI has full legal power and authority to execute and deliver this Agreement;

                  (c)      the Shares are free and clear of all proxies; and

                  (d)      ASI has duly executed and delivered this Agreement.

         Section 6. STOCK OPTIONS OWNED BY BORETA OR ASI. It is agreed that any Shares obtained by Boreta or ASI after the date hereof upon exercise of any option to purchase Shares or which otherwise become held of record by Boreta shall in all events be deemed to be "Shares" or subject to this Agreement.

         Section 7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms of were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity without the necessity of posting bond or other security or showing actual damages.

         Section 8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile to the correct facsimile number or otherwise delivered by hand or by messenger, addressed (a) if to ASI, at its address set forth on the cover page of this Agreement, or at such other address as ASI shall have furnished to the Company in writing, or (b) if to any of Boreta, at such address as listed on the signature page hereto.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or if sent by confirmed facsimile to the correct facsimile number, upon the sending of such facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         Section 9. BINDING EFFECT. Upon execution and delivery of this Agreement by ASI, this Agreement shall become effective as to Boreta at the time Boreta executes and delivers this Agreement. This Agreement shall inure to the benefit of and, subject to applicable law, be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         Section 10. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns provided that neither this Agreement nor any rights hereunder may be assigned by either party without first obtaining the prior written consent of the other party.

         Section 11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of laws thereof.

         Section 12. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

         Section 13. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

         Section 14. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 15. AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by ASI and Boreta, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to departure therefrom.

         Section 16. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, communications, representations and warranties, whether oral or written, by either party with respect thereto.

         Section 17. OBLIGATIONS. The obligations of Boreta hereunder are joint and several.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

ASI GROUP, L.L.C.                                 BORETA:


By:
   -------------------------------------          ------------------------------
         James Earl Rogers                               VASO BORETA
         Member

                                                  ------------------------------
                                                         RONALD BORETA


                                                  ------------------------------
                                                         JOHN BORETA


                                                  BORETA ENTERPRISES LTD

                                                  By:
                                                     ---------------------------
                                                         Name:
                                                         Title:

                                    EXHIBIT A

----------------------------------------------------- -------------------------------- ------------------------------
Company                                               Shareholder                      Number of Shares Held
----------------------------------------------------- -------------------------------- ------------------------------
----------------------------------------------------- -------------------------------- ------------------------------
Saint Andrews Golf Corporation                        Vaso Boreta                                 110,000
----------------------------------------------------- -------------------------------- ------------------------------
Saint Andrews Golf Corporation                        Ronald Boreta                               110,000
----------------------------------------------------- -------------------------------- ------------------------------
Las Vegas Discount Golf & Tennis, Inc.(1)             Vaso Boreta                               1,837,637
----------------------------------------------------- -------------------------------- ------------------------------
Las Vegas Discount Golf & Tennis, Inc.(2)             Ronald Boreta                             1,723,288
----------------------------------------------------- -------------------------------- ------------------------------
Las Vegas Discount Golf & Tennis, Inc.(3)             John Boreta                               1,059,374
----------------------------------------------------- -------------------------------- ------------------------------
Las Vegas Discount Golf & Tennis, Inc.                Boreta Enterprises Ltd.                   1,304,445
----------------------------------------------------- -------------------------------- ------------------------------
Las Vegas Discount Golf & Tennis, Inc.(4)             ASI Group, L.L.C.                         2,303,290
----------------------------------------------------- -------------------------------- ------------------------------


--------

(1) Includes 1,823,810 shares held directly and 13,827 shares which represent Vaso Boreta's share of the Common Stock held by Boreta Enterprises Ltd.

(2) Includes 544,699 shares held directly, 897,589 shares which represent Ronald Boreta's share of the Common Stock held by Boreta Enterprises Ltd. and 281,000 shares underlying Stock Options held by Ronald Boreta.

(3) Includes 536,345 shares held directly, 393,029 shares which represent John Boreta's share of the Common Stock held by Boreta Enterprises Ltd. and 130,000 shares underlying Stock Options held by John Boreta.

(4) ASI Group, L.L.C. also has options for the purchase of 347,975 shares of the Common Stock of Las Vegas Discount Golf & Tennis, Inc.

                                    EXHIBIT B
                             SCHEDULE OF EXCEPTIONS

All disclosures on this Schedule provide exceptions to the corresponding representations made in the Agreement.

         Section 3.4 SUBSIDIARIES. The Company has the following subsidiaries:

                  1.       Saint Andrews Golf Corporation
                  2.       Las Vegas  Discount Golf & Tennis Rainbow, Inc.
                  3.       Las Vegas Discount Golf & Tennis Development Corp.
                  4.       All-American SportPark, Inc.
                  5.       All-American Golf, LLC

         Section 3.13 LITIGATION. In 1995, Giant Ride, Inc. filed suit in the District Court of Clark County, Nevada, against Saint Andrews Golf Corporation ("SAGC") claiming that SAGC has breached a contract to purchase a giant slide for Saint Andrews' Las Vegas SportPark. Giant Ride, inc. is seeking an unspecified amount of damages. SAGC denies that it had a contract to purchase such a slide.

         Section 3.15 EMPLOYEE AGREEMENTS. The Company and its subsidiaries have employment and consulting agreements as follows:

                  1.       Employment Agreement with Vaso Boreta
                  2.       Employment Agreement with Ronald S. Boreta
                  3.       Employment Agreement with Kevin  Donovan

         The Company also has employee benefit plans referred to below concerning Section 3.25.

         Section 3.16 CERTAIN TRANSACTIONS. The Company owns 66.7% of the outstanding Common Stock of Saint Andrews Golf Corporation ("SAGC").

         Effective August 1, 1994, the Company granted SAGC a license to use all of its trademarks, trade names and other commercial names and symbols for so long as such trademarks, trade names and other commercial names and symbols are being used by SAGC.

         Certain facilities used by the Company and SAGC are leased by the Company from Vaso Boreta. The Company leases approximately 15,500 square feet of warehouse space and 6,000 square feet of office space from Mr. Boreta at a base monthly rent of approximately $13,700.

         The Company owns a retail store in Las Vegas and LVDG and a store owned by Vaso Boreta share advertising costs in the Las Vegas market and on an equal basis.

         See the Company's Form 10-KSB for the year ended December 31, 1997, for additional disclosures concerning transactions with affiliated persons.

         During September 1997, SAGC agreed to sell its right to the St. Andrews name to Boreta Enterprises, Ltd. for a $20,000 two-year promissory note since SAGC no longer intends to engage in the business of selling golf equipment or apparel.

         See SAGC's Form 10-KSB for the year ended December 31, 1997 for additional disclosures concerning transactions with affiliated persons.

         Section 3.25 EMPLOYEE BENEFIT PLANS. The Company's employees are included in the following plans:

                  1989 Stock Option Plan
                  1991 Stock Option Plan
                  Employee Retirement and Savings Program (401(k)) Supplemental Retirement Plan
                  1994 Stock Option Plan (SAGC)
                  Medical Insurance with Sierra Health

                                    EXHIBIT C
                                 PROPERTY LEASES

         The Company leases approximately 15,500 square feet of warehouse space and approximately 6,000 square feet of office space at 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada, at an aggregate monthly rent of approximately $13,700 from Vaso Boreta. The rent is adjustable annually based on increases in the consumer price index and the lease expires January 31, 2005. Beginning July 1, 1996, SAGC was allocated 67% of the rent and the Company was allocated 33% of the rent. In February 1997, the Company subleased a majority of the warehouse space and approximately one-half of the office space to the purchaser in the asset sale.

         The Company has a retail store at 2200 Rainbow Boulevard South in Las Vegas, Nevada. The store is located in leased space in a small shopping center in a growing area of Las Vegas. The space covers 5,600 square feet of space, and is leased from an unaffiliated party for $7,000 per month plus cost of living adjustments, real estate taxes and other expenses. The lease expires in August 2000.

         On June 20, 1997 SAGC entered into a lease for approximately 24 acres of land in Las Vegas on which SAGC is building the Sports Entertainment Complex portion of its SportPark.

                                    EXHIBIT D

                              INTELLECTUAL PROPERTY


         SAGC has filed an "intent to use" trademark application for "All-American SportPark" and a related design and Slugger Stadium.

         The Company has filed "intent to use" trademark applications with regard to the "St. Andrews" name and related designs with respect to mens' and womens' clothing and certain golf equipment and accessories.

         The trademarks "Las Vegas Discount Golf & Tennis, Inc." and "St. Andrews" on golf club bags, are registered on the principal register of the United States Patent and Trademark Office as well as in Canada and in the State of Nevada. These were owned by The Company.

         The Company also has common law trademark and tradename rights in "Saint Andrews" to the extent that it has used the mark as applied to goods or as a corporate source identifier.

         On August 1, 1994, the Company entered into a license agreement with SAGC pursuant to which the Company granted a license to SAGC to use all trademarks, tradenames and other commercial symbols that were owned by the Company and licensed to franchisees of Saint Andrews. Included in this license were the following:

         (a)      Las Vegas Discount Golf & Tennis - name (Reg. No. 1,482,753)
         (b)      Las Vegas Discount Golf & Tennis - logo ( Reg. No. 1,350,039)
         (c) St. Andrews - name and design (Reg. No. 1,303,946) and related applications
         (d)      Saint Andrews
         (e)      Birdie Golf
         (f)      Royal Scot

         In February 1997, the rights to the trademarks "Las Vegas Discount Golf & Tennis" and "Birdie Golf" were assigned to the purchaser in connection with the sale of the franchise business. The purchaser of the assets granted back to Boreta Enterprises, Ltd. a perpetual license to use the name Las Vegas Discount Golf & Tennis for retail equipment stores in the State of Nevada, south of a line between Pahrump, Nevada and Mesquite, Nevada, except for Summerlin, Nevada. Boreta Enterprises, Ltd. has agreed to allow the Company's retail store on Rainbow Boulevard in Las Vegas to continue to use the name Las Vegas Discount Golf & Tennis.

                                    EXHIBIT E

                       MATERIAL CONTRACTS AND OBLIGATIONS


THE COMPANY

1.       Lease Agreement with Vaso Boreta, as amended

2.       Employment Agreement with Vaso Boreta, as amended

3.       License Agreement with Vaso Boreta

4.       License Agreement between the Company and Saint Andrews Golf
         Corporation

5. Lease Agreement with A&R Management and Development Co., et al., and Sublease to Las Vegas Discount Golf & Tennis, Inc.

6. Lease Agreement with Vaso Boreta, as amended, and Assignment to Las Vegas Discount Golf & Tennis, Inc.

7. Agreement and Plan of Merger dated January 20, 1998 between Las Vegas Discount Golf & Tennis, Inc. and Saint Andrews Golf Corporation


SAINT ANDREWS GOLF CORPORATION

1.       Employment Agreement with Ronald S. Boreta.

2.       Employment Agreement with Kevin Donovan.

3. Lease Agreement with A&R Management and Development Co., et al., and Sublease to Las Vegas Discount Golf & Tennis, Inc.

4. Lease Agreement with Vaso Boreta, as amended, and Assignment to Las Vegas Discount Golf & Tennis, Inc.

5.       Letter Agreement with Oracle One Partners, Inc.

6.       Agreement with Major League Baseball Properties, Inc.

7. License Agreement with National Association for Stock Car Auto Racing, Inc., dated August 1, 1995

8. Concept Development and Trademark Agreement with Callaway Golf Company dated May 23, 1995

9.       Investment Agreement with Three Oceans, Inc. and ancillary agreements

10. Indenture of Lease Agreement between Urban Land of Nevada and All-American SportPark, Inc.

11. Indenture of Lease between Urban Land of Nevada and All-American Golf Center, LLC

12. Operating Agreement for All-American Golf, LLC, a limited liability company

13.      Agreement dated September 30, 1997 with Boreta Enterprises, Ltd.

14.      Sponsorship Agreement with Pepsi-Cola Company dated December 4, 1997.

15. Membership Interest Purchase Agreement dated May 5, 1998 between Callaway Golf Company, a California corporation ("Callaway Golf"), CGV, Inc., a California corporation ("CGV"), Saint Andrews Golf Corporation, a Nevada corporation ("Saint Andrews"), All-American SportPark, Inc., a Nevada corporation ("SportPark"), All-American Golf LLC, a California limited liability company ("AAG") and Ron Boreta

16. Covenant Not to Compete dated May 5, 1998 between CGV, Ron Boreta and Saint Andrews

17.      Option Agreement dated May 5, 1998 between CGV and Saint Andrews

18. Amendment to Lease Agreement for Golf Retail Operations at Callaway Golf Center, Las Vegas, Nevada dated May 5, 1998 between AAG and Saint Andrews

19.      Consulting Agreement dated May 5, 1998 between AAG and Saint Andrews

                                    EXHIBIT F
                                CO-SALE AGREEMENT


This Co-Sale Agreement is made as of the 19th day of October, 1998 by and among LAS VEGAS DISCOUNT GOLF & TENNIS INC. (the "Company"), a Colorado corporation, RON BORETA, VASO BORETA and JOHN BORETA (collectively the "Boretas") and BORETA ENTERPRISES LTD. (the "Family Company"; the Family Company and the Boretas are each a "Significant Shareholder," and collectively are the "Significant Shareholders") and ASI GROUP, L.L.C., a Nevada limited liability company ("ASI").

In consideration of the mutual covenants set forth herein, the parties agree as follows:

1.       DEFINITIONS.

         (a) "Stock" shall mean shares of the Company's Common and Preferred Stock now owned beneficially or of record or subsequently acquired beneficially or of record directly or indirectly by the Significant Shareholders.

         (b) "Preferred Stock" shall mean the Company's or LVDG&T's outstanding Preferred Stock of any series or designation.

         (c) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's Preferred Stock.

2.       SALE BY SIGNIFICANT SHAREHOLDERS.

         (a) On each occasion that any Significant Shareholder proposes to sell or transfer to any person any shares of Stock in one or more related transactions, such Significant Shareholder shall promptly give written notice (the "Notice") to ASI at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 3(a) or 3(b) hereof, the Notice shall state under which Section the sale or transfer is being made.

         (b) ASI shall have the right, exercisable upon written notice to such Significant Shareholder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent ASI exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Significant Shareholder may sell in the transaction shall be correspondingly reduced.

         (c) ASI may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the a numerator of which is the number of shares of Common Stock owned by ASI at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Significant Shareholders and ASI at the time of the sale or transfer.

         (d) ASI shall effect its participation in the sale by promptly delivering to the Significant Shareholders for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                  (i) the type and number of shares of Common Stock which ASI elects to sell; or

                  (ii) that number of shares of Series B Convertible Preferred Stock which is at such time convertible into the number of shares of Common Stock which ASI elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series B Convertible Preferred Stock in lieu of Common Stock, ASI shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

         (e) The Stock certificate or certificates that ASI delivers to the Significant Shareholders pursuant to Section 2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Significant Shareholders shall concurrently therewith remit to ASI that portion of the sale proceeds to which ASI is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from ASI, the Significant Shareholders shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Significant Shareholders shall purchase such shares or other securities from ASI.

         (f) The exercise or non-exercise of the rights of ASI hereunder to participate in one or more sales of Stock made by the Significant Shareholders shall to adversely affect its rights to participate in subsequent sales of Stock subject to Section 2(a).

3.       EXEMPT TRANSFERS.

Notwithstanding the foregoing, the co-sale rights of ASI shall not apply to (a) any pledge of Stock made pursuant to a bona fide third party loan transaction with a party not affiliated with or a stockholder of any significant shareholder that creates a mere security interest; (b) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Significant Shareholder; (c) any bona fide gift; or (d) any sale or sales of not more than 25,000 shares of Common Stock individually or in the aggregate during the term hereof (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement); provided that (i) the transferring Shareholder shall inform ASI of such pledge, transfer or gift prior to effecting it and (ii) the pledgee, transferee or donee shall furnish ASI with a written agreement to be bound by and comply with all provisions of Section 2. Such transferred Stock shall remain "Stock: hereunder, and such pledge, transferee or donee shall be treated as a "Shareholder" for purposes of this Agreement.

4.       PROHIBITED TRANSFERS.

         (a) In the event a Significant Shareholder should sell any Stock in contravention of the co-sale rights of ASI under this Agreement (a "Prohibited Transfer"), ASI, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Significant Shareholders shall be bound by the applicable provisions of such option.

         (b) In the event of a Prohibited Transfer, ASI shall have the right to sell to the Significant Shareholders the type and number of shares of Common Stock equal to the number of shares ASI would have been entitled to transfer to the purchaser had the Prohibited Transfer under Section 2(c) hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                  (i) The price per share at which the shares are to be sold to the Significant Shareholders shall be equal to the price per share paid by the purchaser to Significant Shareholders in this Prohibited Transfer. Significant Shareholders shall also reimburse ASI for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of ASI's rights under Section 2.

                  (ii) Within ninety (90) days after the later of the dates on which ASI (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, ASI shall, if exercising the option created hereby, deliver to Significant Shareholders the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (iii) Significant Shareholders shall, upon receipt of the certificate or certificates for the shares to be sold by ASI, pursuant to this Section 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5(b)(i), in cash or by other means acceptable to ASI.

                  (iv) Notwithstanding the foregoing, any attempt by a Significant Shareholder to transfer Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of ASI.

5.       LEGEND.

         (a) Each certificate representing shares of Stock now or hereafter owned by the Significant Shareholder or issue to any person in connection with a transfer pursuant to Sections(a) and 3(b) hereof shall be endorsed with the following legend:

                           "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT AMONG THE INITIAL HOLDER OF THE SECURITIES, THE COMPANY AND CERTAIN STOCKHOLDER(S) OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

         (b) Each Significant Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

6.       MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada.

         6.2 AMENDMENT. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the party or parties affected thereby. Any amendment or waiver effected in accordance with clauses (a), (b) and (c) of this Section shall be binding upon ASI, its successors and assigns, the Company and Significant Shareholders in question.

         6.3 ASSIGNMENT OF RIGHTS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         6.4 TERM. This Agreement shall terminate on the fifth anniversary hereof.

         6.5 OWNERSHIP. Each Significant Shareholder represents and warrants that it/he is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

         6.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

         6.7 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         6.8 ATTORNEY FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The foregoing agreement is hereby executed as of the date first above written.

SAINT ANDREWS GOLF                           ASI GROUP, L.L.C., a Nevada
CORPORATION, a Nevada corporation ASI        limited liability company



By ______________________________            By ______________________________
     Name:                                        Name:
     Title:                                       Title:

LAS VEGAS DISCOUNT GOLF
   & TENNIS INC.,
a Nevada corporation

By ______________________________
     Name:
     Title:


------------------------------
Vaso Boreta


------------------------------
Ron Boreta


------------------------------
John Boreta


BORETA ENTERPRISES LTD.


By________________________________
     Name:
     Title:

                                CONSENT OF SPOUSE


I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to ASI by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operations of, or violate, the Agreement.



                                   --------------------------------
                                   (Signature)

                                CONSENT OF SPOUSE


I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to ASI by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operations of, or violate, the Agreement.




                                   --------------------------------
                                   (Signature)

                                CONSENT OF SPOUSE


I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the company held of record by either or both of us, including my community property interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to ASI by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operations of, or violate, the Agreement.




                                   --------------------------------
                                   (Signature)

                                     ANNEX A
                                OPTION AGREEMENT


         OPTION AGREEMENT, effective as of October 19, 1998, by and between LAS VEGAS DISCOUNT GOLF & TENNIS, INC., a Colorado corporation with offices at 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada 89118 ("LVDGT"), and ASI GROUP, L.L.C., a Nevada limited liability company, c/o Agassi Enterprises, Inc., 3960 Howard Hughes Parkway, Suite 750, Las Vegas, Nevada 89109 ("ASIG"):


                              W I T N E S S E T H :


         WHEREAS, ASIG and LVDGT are entering into an investment agreement (the "Investment Agreement") simultaneously herewith which Investment Agreement provides for the purchase by ASIG of certain capital stock of LVDGT. All terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement.

         WHEREAS, to induce ASIG to enter into the Investment Agreement, ASIG is hereby granted options to purchase Shares (as defined herein) on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, ASIG and LVDGT hereby agree as follows:

         SECTION 1.  DEFINITIONS.

         For purposes of this Agreement, the following capitalized terms shall have the respective meanings indicated below.

         "ACT" shall mean the Securities Act of 1933, as it may be amended.

         "ADDITIONAL SHARES" shall mean all Shares (including treasury Shares) issued or sold (or, deemed to be issued) by LVDGT after the date hereof, whether or not subsequently reacquired or retired by LVDGT.

         "AFFILIATE" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual, or one or more members of such immediate family or any Person who is controlled by any such member or trust. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person having, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, by voting agreement or by proxy) of voting securities or similar equity interests, by contract or otherwise. Any Person owning or controlling directly or indirectly 10% or more of the voting securities or similar equity interests of another Person shall be deemed to be an Affiliate of such person.

         "BUSINESS DAY" shall mean any other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law or other governmental action to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "CONVERTIBLE SECURITIES" shall mean any evidence of indebtedness, shares of stock (other than Shares) or other securities directly or indirectly convertible into or exchangeable for Additional Shares.

         "CURRENT MARKET PRICE" shall mean on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Shares are then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

         "EMPLOYEE OPTIONS" shall mean options (other than the Option) to subscribe for, purchase or otherwise acquire Additional Shares at an exercise price equal to no less than the Current Market Price on the date of issuance of such options, which options are issued to bona-fide employees of or consultants to LVDGT (other than members of the Boreta family) pursuant to a stock option plan adopted by the Board of Directors of LVDGT.

         "EMPLOYEE SHARES" shall mean Additional Shares issued upon exercise of an Employee Option.

         "MARKET PRICE" shall mean on any date specified herein, the amount per share of the Shares, equal to (a) the last sale price of such Shares, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Shares is then listed or admitted to trading, or (b) if such Shares are not then listed or admitted to trading on any national securities exchange but it designated as a national market system security by the NASD, the last trading price of the Shares on such date, or (c) if there shall have been not trading on such date or if the Shares are not so designated, the average of the closing bid and asked prices of the Shares on such date as shown by the NASD automated quotation system, or (d) if such Shares are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of LVDGT as of the last day of any month ending with 60 days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by the Board of

Directors of LVDGT as of a date which is within 180 days of the date as of which the determination is to be made.

         "NASD" shall mean The National Association of Securities Dealers, Inc.

         "OPTION" shall mean the right of ASIG to purchase, at ASIG's election, in accordance with the terms of this Agreement, a number of Shares up to the Option Number, upon payment of the aggregate Option Price for the number of Shares so purchased, subject to adjustment as provided herein.

         "OPTION NUMBER" shall mean 347,975 Shares, as such number may be adjusted as provided herein.

         "OPTION PRICE" shall be, on a per Share basis, $1.8392. The Option Price shall be adjusted and readjusted from time to time as provided herein and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required hereby. In the event of a Shares dividend, Shares split, or combination of Shares which results in a proportionate increase or decrease in the number of Shares, the Option Price then in effect shall be decreased (in the case of a proportionate increase in Shares outstanding) or increased (in the case of a proportionate decrease in Shares outstanding) in the same proportion. In the event of a recapitalization, reorganization, consolidation, merger or similar transaction where Shares are changed into or exchanged for a different number of Shares or different capital stock or other securities, the Option Price then in effect shall apply to so much of the different shares of capital stock or other securities as are received with respect to each Share so changed or exchanged. ASIG shall be given prompt written notice of any such event, which notice shall include in reasonable detail the calculation of any adjustments to the Option Price.

         "OTHER OPTIONS" shall mean rights or options (other than the Option) to subscribe for, purchase or otherwise acquire either Additional Shares or Convertible Securities.

         "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "SHARES" shall mean the shares of the common stock of LVDGT, no par value, outstanding at any time.

         SECTION 2.  OPTIONS.

         2.1 GRANT OF OPTION. LVDGT hereby grants to ASIG the Option, which is immediately exercisable. The Option may be exercised in full or in any number of partial exercises at any time or times at or prior to the tenth anniversary hereof.

         2.2 EXERCISE OF OPTION. An Option may be exercised in whole or in part by ASIG by serving written notice (the "Option Notice") upon LVDGT specifying the number of Shares then to be purchased. An Option shall be exercisable at a purchase price equal to the product of the number of Shares to be purchased multiplied by the Option Price then in effect. The closing for each such purchase shall be held at the offices of LVDGT on a day not later than 30 Business Days after the date of the Option Notice. At the closing, LVDGT shall deliver to ASIG, against payment of the purchase price specified in this Section 2.2, certificates for the Shares purchased, free and clear of all pledges, options, claims, liens, security interests and encumbrances of any kind, other than the requirements of federal and state securities laws respecting limitations on the subsequent transfer thereof, which certificates shall be duly endorsed in blank or with appropriate duly executed blank stock transfer powers attached, with signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange and with all requisite stock transfer tax stamps attached or provided for.

         SECTION 3.  ADJUSTMENT OF SHARES ISSUABLE UPON EXERCISE.

         3.1 GENERAL; OPTION PRICE. The number of Shares which ASIG shall be entitled to receive upon each exercise of the Option shall be determined by multiplying the number of Shares which would otherwise (but for the provisions of this Section) be issuable upon such exercise, as designated by ASIG, by the fraction of which (a) the numerator is the Option Price in effect on the date hereof and (b) the denominator is the Option Price in effect on the date of such exercise.

         3.2      ADJUSTMENT OF OPTION PRICE.

                  3.2.1 ISSUANCE OF ADDITIONAL SHARES. In case LVDGT at any time or from time to time after the date hereof shall issue or sell Additional Shares (including Additional Shares deemed to be issued pursuant hereto) without consideration or for a consideration per Share less than the greater of the Current Market Price and the Option Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.7, such Option Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Option Price by a fraction

                  (a) the numerator of which shall be (i) the number of Shares outstanding immediately prior to such issue or sale plus (ii) the number of Shares which the aggregate consideration received by LVDGT for the total number of such Additional Shares so issued or sold would purchase at the greater of such Current Market Price and such Option Price, and

                  (b) the denominator of which shall be the number of Shares outstanding immediately after such issue or sale,

PROVIDED that, for the purposes of this subsection, (x) immediately after any Additional Shares are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding.

                  3.2.2 EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case LVDGT at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Other Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Shares, other than (a) a dividend payable in Additional Shares or (b) a regular periodic cash dividend at a rate not in excess of 110% of the rate of the last regular periodic cash dividend theretofore paid, then, and in each such case, subject to Section 3.7, the Option Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest
 .001 of a cent) determined by multiplying such Option Price by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, in the Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of LVDGT) applicable to one Share, and

                  (y)      the denominator of which shall be such Current Market
                           Price,

PROVIDED that, in the event that the amount of such dividend as so determined is equal to or greater than 50% of such Current Market Price or in the event that such fraction is less than 1/2, in lieu of the foregoing adjustment, adequate provision shall be made so that ASIG shall receive a pro rata share of such dividend based upon the maximum number of shares at the time issuable to ASIG (determined without regard to whether the Option is exercisable at such time).

         3.3 TREATMENT OF OTHER OPTIONS AND CONVERTIBLE SECURITIES. In case LVDGT at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to received, any Other Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Other Options or, in the case of Convertible Securities and Other Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), PROVIDED that such Additional Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such Shares would be less than the greater of the Current Market Price and the Option Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, in the Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and PROVIDED, FURTHER, that in any such case in which Additional Shares are deemed to be issued

                  (a) no further adjustment of the Option Price shall be made upon the subsequent issue or sale of Convertible Securities or Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Other Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares issuable upon the exercise of such Other Options or the conversion or exchange of such Convertible Securities by reason of
                           (x) a change of control of LVDGT, (y) the acquisition by any Person or group of Persons of any specified number of percentage of the voting securities of LVDGT or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares, Other Options or Convertible Securities, as the case may be;

                  (b) if such Other Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to LVDGT, or decrease in the number of Additional Shares issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Option Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by LVDGT and cancellation or retirement) of any such Other Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by LVDGT and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Option Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the records date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Other Options for Shares or Convertible Securities, the only Additional Shares issued or sold were the Additional Shares, if any, actually issued or sold upon the exercise of such Other Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by LVDGT for the issue, sale, grant or assumption of all such Other Options, whether or not exercised, plus the consideration actually received by LVDGT upon such exercise, or the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by LVDGT upon such conversion or exchange (less the consideration, if any, actually paid by LVDGT to purchase all such Other Options), and

                           (ii) in the case of Other Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Other Options were issued at the time of the issue, sale, grant or assumption of such Other Options, and the consideration received by LVDGT for the Additional Shares deemed to have then been issued was the consideration actually received by LVDGT for the issue, sale, grant or assumption of all such Other Options, whether or not exercised, plus the consideration deemed to have been received by LVDGT (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Other Options were actually exercised (less the consideration, if any, actually paid by LVDGT to purchase all such Other Options);

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Option Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Other Options or Convertible Securities; and

                  (e) in the case of any such Other Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Option Price shall be made until the expiration or exercise of all such Other Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

         3.4 TREATMENT OF SHARE DIVIDENDS, SHARE SPLITS, ETC. In case LVDGT at any time or from time to time after the date hereof shall declare or pay any dividend on the Shares payable in Shares, or shall effect a subdivision of the outstanding Shares into a greater number of Shares (by reclassification or otherwise than by payment of a dividend in Shares), then, and in each such case, Additional Shares shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         3.5      COMPUTATION OF CONSIDERATION.  For the purposes of this
                  Section,

                  (a) the consideration for the issue or sale of any Additional Shares shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at the net amount of cash received by LVDGT, without deducting any expenses paid or incurred by LVDGT or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii)     insofar as it consists of property
                                    (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of LVDGT, and

                           (iii) in case Additional Shares are issued or sold together with other stock or securities or other assets of LVDGT for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares, all as determined in good faith by the Board of Directors of LVDGT;

                  (b) Additional Shares deemed to have been issued pursuant to Section 3.3, relating to Other Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable by LVDGT as consideration for the issue, sale, grant or assumption of the Other Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to LVDGT upon the exercise in full of such Other Options or the conversion or exchange of such Convertible Securities or, in the case of Other Options for Convertible Securities, the exercise of such Other Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Other Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issue for no consideration.

         3.6 ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the Option Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         3.7 MINIMUM ADJUSTMENT OF OPTION PRICE. If the amount of any adjustment of the Option Price required pursuant to this Section would be less than one percent (1%) of the Option Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Option Price.

         3.8 EMPLOYEE OPTIONS; EMPLOYEE SHARES. Notwithstanding anything to the contrary contained herein, no adjustment to the Option Price shall be required to be made hereunder with respect to the grant or exercise of Employee Options or the issuance of Employee Shares.

         4.       CONSOLIDATION, MERGER, ETC.

         4.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case LVDGT after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into LVDGT and LVDGT shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Shares (other than a capital reorganization or reclassification resulting in the issue of Additional Shares for which adjustment in the Option Price is provided herein), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Option, ASIG, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Option Price in effect at the time of such consummation for all Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Shares issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Option immediately prior thereto (determined without regard to whether the Option is exercisable at such time).

         4.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Option to the contrary, LVDGT will not effect any of the transactions described in subdivision (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than LVDGT) which may be required to deliver any stock, securities, cash or property upon the exercise of this Option as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Option, (a) the obligations of LVDGT under this Option (and if LVDGT shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release LVDGT from, any continuing obligations of LVDGT under this Option), and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Option shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Option or the exercise of any rights pursuant hereto.

         SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF LVDGT.

         LVDGT jointly and severally represents, warrants and covenants to ASIG as follows:

         (a) ORGANIZATION AND QUALIFICATION. LVDGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

         (b) AUTHORITY RELATIVE TO THIS AGREEMENT. LVDGT has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and no other proceedings on the part of LVDGT or its respective stockholders are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by LVDGT, and (assuming this Agreement is the valid and binding obligation of ASIG) constitutes a valid and binding agreement of LVDGT, enforceable against LVDGT in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) NO VIOLATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a breach or violation of or default under the Certificate of Incorporation or the By-laws of LVDGT or (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of LVDGT under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which LVDGT is a party or to which LVDGT or any of its properties or assets may be subject, other than, in the case of clause (ii), such events that would not, either individually or in the aggregate, prevent or delay the consummation of the transactions contemplated hereby. The (i) execution, delivery and performance of this Agreement by LVDGT will not require the consent or approval of any other party, and (ii) the execution, delivery and performance by LVDGT of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under any law, rule or regulation or any judgment, decree, order, governmental permit or license to which LVDGT is subject. To the knowledge of LVDGT, no challenges to the validity or effectiveness of this Agreement, or any other agreement or instrument necessary to consummate the transactions contemplated hereby, have been made by any governmental authority or other person.

         (d) OWNERSHIP OF SHARES. Upon payment of the Option Price, ASIG will acquire, good and valid title to the Shares received, free and clear of any lien, charge, encumbrance, security interest, claim or right of others of whatever nature other than the requirements of the federal and state securities laws respecting limitations on the subsequent transfer thereof, and shall be free or preemptive rights.

         SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASIG.

         ASIG hereby represents, warrants and covenants:

         (a) That ASIG, either individually or together with ASIG's advisers, has knowledge and experience in financial and business matters; is familiar with all of the financial and other features of LVDGT; is capable of evaluating the merits and risks of an investment in LVDGT; and is able to bear the economic risk of an investment in the Option and, upon exercise of the Option, the Shares.

         (b) That AEI's acquisition of the Option and in the event of the exercise thereof, the Shares is based upon and will be based upon ASIG's independent evaluation of the long-term prospects of LVDGT, and that ASIG has been furnished with such financial and other information as it has requested concerning LVDGT.

         (c) That ASIG is acquiring the Option and will acquire the Shares which may be transferred to ASIG upon the exercise of the Option for ASIG's own account, for investment purposes only, and not with a view to the resale, transfer or other disposition thereof.

         (d) That ASIG will not offer, sell, hypothecate, transfer or otherwise dispose of the Option or any of the Shares, as the case may be, unless:

                  (i) A registration statement covering such of the Shares which are to be so transferred has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus relating to a registration statement which is in effect under the Act covering such of the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of Section 10 of the Act; or

                  (ii) Counsel satisfactory to LVDGT renders an opinion in writing and addressed to LVDGT, reasonably satisfactory in form and substance to LVDGT, that in the opinion of such counsel, registration under the Act or the Exchange Act is not required in order to effect such proposed transaction

         SECTION 7.  RESERVATION OF SHARES, ETC.

         LVDGT will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Option the number of Shares from time to time issuable upon full exercise of the Option. All Shares issuable upon exercise of the Option at any time shall be duly authorized and, when issued upon such exercise, shall be validly issued and fully paid and nonassessable with no liability on the part of ASIG.

         SECTION 8.  NO DILUTION OR IMPAIRMENT.

         LVDGT will not by amendment of its organizational documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Option against dilution or other impairment. Without limiting the generality of the foregoing, LVDGT (a) will not permit the par value of any Shares receivable upon the exercise of this Option to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that LVDGT may validly and legally issue fully paid and non-assessable Shares on the exercise of the Option from time to time, (c) will not take any action which results in any adjustment of the Option Price if the total number of Shares issuable after the action upon full exercise of the Option would exceed the total number of Shares then authorized by LVDGT's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets. In case any event shall occur as to which any of the provisions of this Option are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles contained herein, then, in each such case, LVDGT shall, at its sole cost and expense, appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of LVDGT), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve, without dilution, the purchase rights represented by this Option. Upon receipt of such opinion, LVDGT will promptly mail a copy thereof to the holder of this Option and shall make the adjustments described therein.

         SECTION 9.  REGISTRATION.

         9.1 ISSUANCE OF SHARES. If any Shares required to be reserved for purposes of exercise of this Option require registration with or approval of any governmental authority under any federal or state law (other than the Act) before such Shares may be issued upon exercise, LVDGT will, at its expense and as expeditiously as possible, cause such Shares to be duly registered or approved, as the case may be. At any such time as Shares are listed on any national securities exchange, LVDGT will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the Shares issuable upon exercise of the then outstanding portion of the Option and maintain the listing of such Shares after their issuance; and LVDGT will also list on such national securities exchange, will register under the Securities Exchange Act of 1934 and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Option, if and at the time that any securities of the same class shall be listed on such national securities exchange by LVDGT.

         9.2 REGISTRABLE SECURITIES. The Shares issued upon exercise of the Option shall be considered "Registrable Securities" pursuant to and under the Investment Agreement and the holders of such Shares shall have all the rights and privileges of holders of Registrable Securities as set forth in the Investment Agreement, which is incorporated herein by reference.

         SECTION 10.  SPECIFIC PERFORMANCE; REMEDIES.

         The parties acknowledge and agree that irreparable damage will result to ASIG in the event that this Agreement is not specifically enforced. Therefore, the rights to, or obligations of, purchase and sale of the Shares hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement or available at law or in equity shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which either party may have under this Agreement or otherwise.

         SECTION 11.  SEVERABILITY.

         If any provisions of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

         SECTION 12.  NOTICES.

         All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed by first class, registered mail, return receipt required, postage and registry fees prepaid, and addressed as follows:

                  If to LVDGT:             5325 South Valley View Boulevard
                                           Suite 10
                                           Las Vegas, Nevada 89118

                  If to ASIG:              c/o Agassi Enterprises, Inc.
                                           3960 Howard Hughes Parkway, Suite 750
                                           Las Vegas, Nevada 89109

                  with a copy to: International Merchandising Corporation
                                           IMG Center, Suite 100
                                           1360 East 9th Street
                                           Cleveland, Ohio 44114
                                           Attention: Tony Decello

Either party by notice in writing mailed to the other party may change the name and address to which notices, requests, demands and other communications shall be mailed.

         SECTION 13.  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of law principles that might require the application of the laws of another jurisdiction.

         SECTION 14.  ARBITRATION.

         The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Las Vegas, Nevada, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. Each party shall have the right to take the deposition of one individual and any expert witness designated by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Nevada courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Nevada could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         SECTION 15.  AMENDMENTS, ETC.

         This Agreement may not be modified or amended, and no provision hereof may be waived, except by an instrument in writing signed by the parties hereto.

         SECTION 16.  SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns and transferees. No party hereto may assign their rights and obligations hereunder without the prior written consent of the other party hereto; except that ASIG may, after providing LVDGT with written notice, transfer and assign its rights under this Agreement to any member of ASIG, any other entity wholly owned by any such member or to one or more trusts for such member's estate planning purposes.

         SECTION 17.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LAS VEGAS DISCOUNT GOLF & TENNIS, INC.        ASI GROUP, L.L.C.



By ______________________________             By ______________________________
     Name:                                         Name:
     Title:                                        Title:

                                   Annex 3.28
                                   ----------
                              INVESTMENT AGREEMENT
                              --------------------


         This Investment Agreement is made as of October _____, 1998, between SAINT ANDREWS GOLF CORPORATION, a Nevada corporation (the "Company"), whose address is 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118, and LAS VEGAS DISCOUNT GOLF & TENNIS, INC., a Colorado corporation (the "Purchaser"), whose address is 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118.

                                    SECTION 1
                  AUTHORIZATION AND SALE OF SERIES B PREFERRED

         1.1 AUTHORIZATION. The Company will authorize the sale and issuance of Two Hundred Fifty Thousand (250,000) shares (the "Shares") of its Series B Convertible Preferred Stock ("Series B Preferred"), having the rights, privileges and preferences as set forth in the Certificate of Designation (the "Certificate") in the form attached to this Agreement as Exhibit A. The Shares of Common Stock into which the Shares will be convertible are referred to herein as the "Conversion Stock."

         1.2 SALE OF SERIES B PREFERRED. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements of the parties contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, Two Hundred Fifty Thousand (250,000) shares of Series B Preferred at a purchase price of Ten Dollars ($10.00) per share, for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000.00). The parties hereto understand that the number of shares of Series B Preferred to be purchased hereunder may be reduced, and the aggregate purchase price reduced accordingly, to the extent Three Oceans, Inc. ("Three Oceans") exercises its rights of first refusal pursuant to that certain Investment Agreement between Three Oceans and the Company (the "Sanyo Agreement").

         1.3 SUMMARY OF TERMS OF SERIES B PREFERRED. The following summary of the Series B Preferred is provided for information purposes only and is subject to the description set forth in Exhibit A:

         Each share of Series B Preferred is convertible, at the option of the Purchaser, into one share of the Company's Common Stock, subject to the Anti-Dilution Provisions set forth herein. In the event of liquidation or dissolution of the Company, each share of Series B Preferred will have a $10.00 liquidation preference to be paid pari passu on a prorata basis with liquidation preference of the Series A Convertible Preferred Stock of the Company (the "Series A Preferred") and over all other shareholders. After the distribution described above has been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Series B Preferred, the Series A Preferred (together with the Series B Preferred and any other series of preferred stock of the Company which may hereafter be issued, the "Preferred") and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series B Preferred and Series A

Preferred). In addition, holders of Series B Preferred shall be entitled to receive dividends at a rate equal to the rate per share payable to Common Stock or Series A Preferred holders, assuming conversion of Series B Preferred and Series A Preferred, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared payable to holders of Common Stock or Series A Preferred by the board of directors of the Company and shall be non-cumulative. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Preferred shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Preferred were the holders of the number of shares of Common Stock of the Company into which their respective shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution. Each share of Series B Preferred will have one vote and will vote along with the holders of the Common Stock and the Series A Preferred except as otherwise specified herein. The Series B Preferred can be redeemed by the Company if there is an effective registration statement filed with the Securities and Exchange Commission covering the issuance of the Common Stock upon conversion of the Series B Preferred and the following two conditions are satisfied: (a) the Company earns $1,000,000 of pre-tax income for a fiscal year according to the year-end audited financial statements; and (b) the closing bid price of the Company's Common Stock is a least $15.00 for 20 consecutive trading days. If the Company notifies the Purchaser of its intent to redeem the Series B Preferred, the Purchaser will have at least 30 days to elect to convert its Series B Preferred or accept the redemption price of $12.50 per Share. The Series B Preferred shall be pari passu with the Series A Preferred and the Company shall not authorize or issue any class or series of securities having rights or preferences senior to or pari passu with those of Series B Preferred without a vote of the holders of a majority of the Series B Preferred outstanding, voting separately as a class.

         1.4 ADJUSTMENT OF PRICE AND/OR TERMS. If at any time and each time within three (3) years after the Closing (as defined in Section 2.1 below), the Company offers to sell or grants, sells or issues shares of its capital stock to any persons or entity other than the Purchaser at a lower price per share than the purchase price paid by the Purchaser for the Shares and/or on more favorable terms and conditions than those afforded to the Purchaser in connection with the purchase of the shares of Series B Preferred (taking into account any equitable adjustment in accordance with the Anti-Dilution Provisions), the Company agrees to retroactively apply such lower price and/or more favorable terms and conditions to the Shares purchased by the Purchaser or to the Conversion Stock acquired by the Purchaser. At the Purchaser's request, the Company shall either
(a) issue the Purchaser additional shares of Series B Preferred in the amount equal to (i) the amount of any such overpayment by the Purchaser divided by (ii) such lower price charged by the Company to any person or entities or (b) deliver to the Purchaser the amount of any such overpayment in cash.

                                    SECTION 2
                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The closing of the purchase and sale of the Series B Preferred hereunder shall be held at the offices of the Company sixteen days from the execution hereof (the "Closing"), or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser's name representing Two Hundred Fifty Thousand (250,000) Shares against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions. The total purchase price shall be paid by the Purchaser to the Company in one installment without interest thereon.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (which Schedule makes specific reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty to which such exception shall apply), the Company represents and warrants to the Purchaser as follows:

         3.1 DEFINITION OF MATERIAL. For purposes of this Section 3, material shall mean anything having a value or effect of more than $50,000.

         3.2 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished the Purchaser with copies of its Articles of Incorporation (the "Articles") and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

         3.3 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, at the Closing will have all requisite legal and corporate power and authority to sell and issue the Shares hereunder, to issue the Conversion Stock upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement.

         3.4 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.5 CAPITALIZATION. The authorized capital stock of the Company consists, or upon the filing of the Certificate will consist, of 10,000,000 shares of Common Stock, of which 3,000,000 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which (a) 500,000 shares have been designated "Series A Preferred" and are issued and outstanding and (b) 250,000 shares have been designated "Series B Preferred," of which none is issued and outstanding prior to the Closing. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved shares of Series B Preferred for issuance hereunder, 250,000 shares of Common Stock upon conversion of the Series B Preferred, 500,000 shares of Common Stock upon conversion of Series A Preferred, 500,000 shares for issuance upon exercise of outstanding Class A Warrants (exercise price of $6.50), 100,000 shares of Common Stock for issuance upon exercise of outstanding Underwriter's Warrants (exercise price of $5.40), 250,000 shares of Common Stock for issuance upon exercise of the option under the Sanyo Agreement and 50,000 shares of Common Stock for issuance upon exercise of the Underwriter's Class A Warrants (exercise price of $7.80). Options to purchase 657,000 shares of Common Stock are issued and outstanding under the Company's employee stock option plan. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate. Except as set forth above, there are no options, warrants or other rights to purchase any of the Company's capital stock. Except as set forth in any agreement entered into with the Purchaser, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons that affects or related to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

         3.6 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate; the Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonassessable; and the Shares and Conversion Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders hereof through no action of the Company; provided, however, that the shares of the Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. Except as set forth in the Sanyo Agreement, the Shares are not subject to any preemptive rights or rights of first refusal.

         3.7 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser its audited balance sheet and statements of operations and cash flow was of and for the period ended December 31, 1997, and its combined unaudited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1998 (collectively the "Financial

Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the period, indicated therein. The financial statements for the year ended December 31, 1997, were audited by Arthur Andersen LLP.

         3.8 ABSENCE OF CHANGES. Since June 30, 1998: (a) the Company has not entered into any transaction which was not in the ordinary course of business,
(b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the business or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business, (f) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer, consultant or employee that if consummated would have a material adverse effect on its business, (g) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened, (h) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have not been any loans made by the Company to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business and
(j) to the best of the Company's knowledge, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

         3.9 MATERIAL LIABILITIES. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except
(a) the liabilities and obligations set forth in the Financial Statements, (b) liabilities and obligations which have been incurred subsequent to June 30, 1998, in the ordinary course of business which have not been in the aggregate materially adverse, (c) liabilities and obligations under lease for its principal offices and for equipment, and (d) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

         3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all of its leasehold interests in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. Each of the Company's assets is in good repair and good, marketable and operating condition and is suitable for the purposes for which it presently is being used and is intended to be used by the Company and is adequate and suitable to meet all present and reasonably anticipated future requirements of the Company. The Company's assets conform to all applicable laws, ordinances, codes, rules and regulations, and the Company has not received any notice to the contrary. The Company does not own, of record or beneficially, any real property. Exhibit C sets forth a list and description of all property leased or subleased to or by the Company.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS; NONE BURDENSOME, ETC. The Company is not in violation of any term of its Articles or By-Laws, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, security agreement, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Series B Preferred and the Conversion Stock has not resulted and will not result in any violation of, or conflict with, or constitute a default (or an event that might, with the passage of time or the giving of notice or either of them, constitute a default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such a termination of or loss under, and will be in compliance with, the Company's Articles, By-Laws and all of its agreements, permits and licenses or any provision of federal, state, local or foreign statute rule ordinance or regulation applicable to the Company or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the capital stock, properties or assets of the Company or the creation, maturation or acceleration of any liability or obligation of the Company (or give to any other person the right to cause such a creation, maturation or acceleration); and there is no such violation or default which adversely affects the business of the Company or any of its properties or assets.

         3.12     INTANGIBLE ASSETS.

                  (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all Intellectual Property (as hereinafter defined) used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, license of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable) and whether or not reduced to practice, all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,
                           (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and producing processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software and information systems, programs, (including data and related documentation), whether owned or leased by the Company, (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium). The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and has never granted any sublicense or similar right to any third party with respect to such Intellectual Property.

                  (b) The Company owns and has the unrestricted right to use all Intellectual Property required for or incidental to the development, construction and operation of the SportPark segment of its business, free and clear of any rights, liens or claims of others, including without limitation, former employers of all current and former employees, consultants, officers, directors and shareholders of the Company.

                  (c) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the stockholders and directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (d) Exhibit D identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and each license, agreement or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Exhibit D also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Exhibit D: (i) the Company possesses all right, title and interest in and to the item, free and clear of any Liens, license or other restriction, (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (iii) no action, suit proceeding hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of each of the shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item and (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         3.13 LITIGATION, ETC. There is no suit, action, hearing, investigation, claim or litigation, or legal, administrative, arbitration or other proceeding pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company, its business or any of its property or assets, before any court, arbitrator, or federal, state, municipal or other governmental board, department, agency or instrumentality, and there is no basis for any such action. There is no judgment, decree, injunction, ruling, award, charge, order or writ of any court, governmental department, commission, agency, instrumentality, arbitration or other person outstanding against, binding upon or involving the Company, its business, any directors or officers of the Company. None of the matters set forth on Exhibit B could result in any material adverse effect. The Company owns policies of casualty, liability or other forms of insurance which provide coverages in amount and scope sufficient to cover every claim, action, cause of action, suit, proceeding, litigation, arbitration or investigation arising out of, related to, or in connection with those matters listed on the schedule of exception. Neither the Company nor any of its directors, officers or employees is currently charged with, or is currently under investigation with respect to, any violation of any provision of any foreign, federal, state or local law or administrative regulation in respect of the business of the Company. The Company is not in default with respect to any judgment, decree, injunction, ruling, award, order or writ of any foreign, federal, state, municipal agency or other governmental department, board, commission, bureau, agency or instrumentality.

         3.14 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. There are no controversies pending nor, to the best knowledge of the Company any basis of any such controversies, between the Company and any of its employees. To the knowledge of the Company, and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the shareholders or the directors or officers (or employees with responsibility for employment matters) of the Company has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         3.15 EMPLOYEE AGREEMENTS. There are no pension, profit-sharing, bonus, group insurance, death benefit, vacation pay, severance pay, sick leave, holiday pay, welfare, or any other employee benefit or "fringe benefit" plans or arrangements relating to the current or former employees or consultants of the Company. In addition, there are no employment, deferred compensation, collective bargaining, retainer, savings, consulting, non-competition, retirement or incentive agreements, contracts, plans or arrangements relating to, with or for the benefit of any officers or employees of the Company or other persons.

         3.16 CERTAIN TRANSACTIONS. The Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own less than 1% of the stock of publicly-traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.17 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto as Exhibit E is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of certain of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Purchaser and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all respects, assuming due execution by the other parties to such agreements and contracts. To the best knowledge of the Company, the Company and each other party to each such agreement and contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or any of them) that would become or cause a breach, default or event of default thereunder, would give to any person the right to cause such a termination or would cause an acceleration of any obligation thereunder.

         3.18 REGISTRATION RIGHTS. Except as set forth in this Agreement or as set forth in the Sanyo Agreement, the Company is not under any contractual obligation to register (as defined in Section 8.1 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.19 GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of (of designation, declaration or filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series B Preferred and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate in the office of the Secretary of the State of Nevada, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) or the offer and sale of the Series B Preferred and the Conversion Stock under applicable estate securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.20 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Series B Preferred to be issued in conformity with the terms of this Agreement, and the issuance of the Conversion Stock upon conversion of the Series B Preferred, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.21 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.22 TAX MATTERS. The Company (a) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes), (b) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings), and (c) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for a period for which returns have been filed is not expected to exceed the recorded liability therefor, and there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

         3.23 INSURANCE. With respect to each insurance policy maintained by the
Company: (a) the policy is legal, valid, binding, enforceable and in full force and effect, (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following consummation of the transactions contemplated hereby, (c) neither the Company nor any other party to the policy is in breach of default (including with respect to the payment of premiums or the giving of notices) and (d) no party to the policy has repudiated any provision thereof. The Company has been covered since its formation by insurance in type, scope and amount that (x) meet the minimum requirements of any contract, lease or agreement to which the Company is a party and (y) is customary and reasonable for the business in which it has engaged during such period including, without limitation, fire, casualty, liability and key-man life (on the lives of Ron and Vaso Boreta) insurance polices. The Company has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion.

         3.24 ENVIRONMENTAL AND SAFETY REGULATIONS. The Company is not in violation of any environmental laws or regulations, including without limitation any and all applicable federal, state and local laws, regulations and ordinances relating to air and water pollution and handling and disposal of chemical and hazardous materials (hereinafter the "Environmental Laws"). The Company possesses all of the authorizations, permits and approvals required to be obtained by applicable Environmental Laws; neither the Company nor any stockholder has received any notice from any governmental authority or has knowledge of any governmental inquiry or investigation or any other claim, suit or proceeding against or involving the Company with respect to any actual or alleged violation of any applicable Environmental Law and all hazardous waste and chemical waste materials have been disposed of in accordance with all applicable Environmental Laws. There have been no spills, dumping, discharge or clean-up of hazardous waste or chemical materials in violation of any Environmental Laws on or at any premises owned or any premises occupied by the Company.

         3.25 EMPLOYEE BENEFIT PLANS.

              (a) The Company has never maintained or contributed to, and does not maintain or contribute to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has not incurred any liability under ERISA (including any withdrawal liability) or under the Internal Revenue Code of 1986, as amended Code (the "Code"), with respect to any Employee Benefit Plan.

              (b) The Company does not contribute to, nor has ever had contributed to and has never been required to contribute to any multi-employer plan or has any liability (including withdrawal liability) under any multi-employer plan.

              (c) The Company does not maintain or contribute to, nor has it ever maintained or contributed to, nor has it ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code
                        Section 4980B).

         3.26 MINUTE BOOKS. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately.

         3.27 LEGAL COMPLIANCE. The Company has complied with all applicable laws, statutes, and ordinances (including without limitation all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against it alleging any failure to so comply. The Company has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business, all of which are valid and effective. No notice has been issued and no investigation or review is pending or threatened by any governmental entity with respect to (a) any alleged violation by the Company of any law, statute or ordinance, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge, policy or guideline of any federal, state, local or foreign governmental entity(or agency thereof), or (b) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Company.

         3.28 DISCLOSURE. This Agreement with the Exhibits hereto and all information provided by the Company to the Purchaser do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

                                    SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

         4.1 EXPERIENCE. It has experience in evaluating and investing in private placement transactions of securities in companies so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. It is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares and the Conversion Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

         4.4 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. However, no investigation by, or furnishing of information to, the Purchaser shall affect or modify the representations, warranties and agreements of the Company set forth herein or the right of the Purchaser to rely exclusively thereon and to seek and obtain all damages and other remedies available to the Purchaser in connection with the breach of any of the representations, warranties and covenants contained herein.

         4.5 AUTHORIZATION. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms subject to (a) the laws of bankruptcy and the laws affecting creditor's rights generally and (b) the availability of equitable remedies.

         4.6 BROKERS OR FINDERS. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement.

         4.7 REQUIRED SEC FILINGS. The Purchaser acknowledges that within 10 days after the Closing, it will be required to file an amended Schedule 13D or
Schedule 13G, as appropriate, and a Form 4 with the Securities and Exchange Commission.

                                    SECTION 5
                      THE PURCHASER'S CONDITIONS TO CLOSING

         The Purchaser's obligations to purchase the Shares at the Closing are subject to the fulfillment of the below-listed conditions, the waiver of which shall not be effective against the Purchaser unless it consents in writing thereto. If at the Closing Date any of the conditions specified in this Agreement shall not have been fulfilled, the Purchaser shall, at the Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights Investor may have by reason of such nonfulfillment.

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true, complete and correct when made, and shall be true, complete and correct on the Closing Date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

         5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of the Company, executed by the President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchaser a certificate of good standing of the Company under the laws of the State of Nevada.

         5.5 CERTIFICATE OF AMENDMENT. The Certificate shall have been filed with the Secretary of State of the State of Nevada.

         5.6 LEGAL MATTERS. All matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

         5.7 CO-SALE AGREEMENT. The Purchaser and each of Messrs. John Boreta, Ron Boreta or Vaso Boreta or Boreta Enterprises Ltd. or any of their respective affiliates shall each have entered into a Co-Sale Agreement which shall have a term of two years in the form attached hereto as Exhibit F.

         5.8 RIGHT OF FIRST REFUSAL. The Company shall have complied with all provisions of the Sanyo Agreement as such provisions relate to, or are applied to, this Agreement or consummation of the transactions contemplated hereby.

         5.9 OPINION OF THE COMPANY'S COUNSEL. The Purchaser shall have received from Krys, Boyle, Freedman & Sawyer, P.C., counsel to the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Company has the requisite corporate power and authority to own it properties and to conduct its business.

             (b) The Company is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

             (c) The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes legal, valid and binding obligations of the Company, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except insofar as the enforceability of the indemnification provisions of Section 8.11 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

             (d)      The capitalization of the Company is as follows:

                      (i) PREFERRED STOCK. 5,000,000 shares of Stock, of which (A) 500,000 shares have been designated Series A Preferred Stock and are issued and outstanding and (B) 250,000 shares have been designated as Series B Preferred and purchased pursuant to this Agreement. Such shares of Series B Preferred Stock have been duly authorized, issued and delivered, are validly outstanding, fully paid and nonassessable, and have been approved by all requisite shareholder action. The respective rights, privileges and preferences of the Preferred Series B are as stated in the Certificate attached as Exhibit A to the Agreement. The Conversion Stock has been duly and validly reserved for issuance and, when issued in accordance with the Certificate, will be validly issued, fully paid and nonassessable.

                      (ii) COMMON STOCK. 10,000,000 shares of Common Stock, of which 3,000,000 shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                      (iii) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the conversion privileges of the Series B Preferred, (C) the rights of first refusal contained in Section 9 hereof, (D) the rights of first refusal contained in the Sanyo Agreement, (E) 250,000 shares of Common Stock reserved for issuance upon the exercise of the stock option granted in the Sanyo Agreement, (F) 500,000 shares of Common Stock reserved for issuance upon exercise of outstanding Class A Warrants, (G) 150,000 shares of Common Stock reserved for issuance upon exercise of outstanding Underwriter's Warrants and (H) 657,000 shares of Common Stock reserved for issuance to employees and consultants upon exercise of outstanding stock options, there are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements of any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

             (e) The certificates representing shares of the Preferred Stock and shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon.

             (f) The execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any federal, state or local law, rule or regulation or of any judgment, writ, decree or order binding upon the Company or any provision of the Company's amended Articles or By-Laws.

             (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are effective as of the Closing, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

             (h) Based in part upon the representations of the Purchaser in this Agreement, the offer and sale of the Series B Preferred pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof, and from the qualification requirements of the securities laws of the State of Nevada, or all requisite permits, qualifications and orders have been obtained.

             (i) Except as set forth on the Schedule of Exceptions attached to the Agreement as Exhibit B, such counsel is not aware of any action, proceeding or investigation pending against the Company or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement or the right of the Company or its officers, directors and employees to enter into such agreement or which might result, either individually or in the aggregate, in any adverse change in the assets, condition, affairs or prospects of the Company, nor is such counsel aware of any litigation pending, against the Company or any of its officers, directors or employees' or that any of the foregoing has received any threat thereof, by reason of the proposed activities of the Company, the past employment relationships of its officers, directors or employees, or negotiations by the Company or any of its officers or directors with possible investors in the Company.

             (j) The Company is not in violation of any provisions of its Articles or Bylaws, and neither of such documents is in violation of any provision of the Corporation Law of the State of Nevada.

         5.10 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the business or any of the assets, results of operations, liabilities, prospects or conditions, financial or otherwise, of the Company.

                                    SECTION 6
                       THE COMPANY'S CONDITIONS TO CLOSING

         The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                                    SECTION 7
                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. The Company will mail the following reports to the Purchaser for so long as the Purchaser is a holder of any of the shares of Series B Preferred or shares of Conversion Stock:

             (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information of the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

             (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

             (c) Within 15 days after the end of each fiscal month, unaudited consolidated balance sheets of the Company as of the end of such month, unaudited consolidated statements of operations including income statements, and unaudited consolidated rolling cash flow projections for each month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail subject to year-end audit adjustments.

             (d) Promptly after each meeting or the execution of an action by written consent, copies of the minutes of proceedings or actions by written consent of the Company's Board of Directors and shareholders.

             (e) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as the Purchaser may from time to time reasonably request.

             (f) For so long as the Purchaser is eligible to receive reports under this Section 7.1, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested, provided, however, that the Company shall not be obligated to provide any information, other than to the representatives of the Purchaser on the Board of Directors, that it reasonably considers to be a trade secret or to contain confidential information.

         7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by the Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that the Purchaser may assign such rights to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof.

         7.3 USE OF PROCEEDS. The Company shall completely segregate the proceeds from the sale of the Shares from all other funds of the Company. These funds shall be strictly and exclusively used for activities directly related to the SportPark segment of the Company's business and shall not be used for the Company's franchise business or for any other purposes. The Company shall maintain a separate accounting for the use of these proceeds and provide a copy of such accounting to the Purchaser upon request.

         7.4 RULE 144 REPORTING. With a view to making available to the Purchaser the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Conversion Stock to the public without registration, the Company agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

             (b) Use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) So long as the Purchaser owns any Restricted Securities (as defined in Section 8.1 hereof) furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Securities and Exchange Commission, and such other reports and documents of the Company and other information in the possession of or reasonably obtained by the Company as the Purchaser may reasonably request in availing itself of any due or regulation of the Securities and Exchange Commission allowing the Purchaser to sell any such securities without registration.

         7.5 PROTECTIVE PROVISIONS. For so long as the Purchaser or its assignees is a holder of any shares of the Series B Preferred or Conversion Stock, the Company shall not without the Purchaser's prior written consent:

             (a) change any of the terms of Series B Preferred as stated in the Certificate or any amendment, addition, change, modification or deletion of any portion of the By-Laws or Articles of the Company;

             (b) authorize or issue (i) any class or series of securities having rights senior to or pari passu with those of the Series B Preferred or (ii) any rights to purchase or any securities or instruments convertible or exchangeable into any such securities;

             (c) sell, lease, convey or otherwise dispose of all or substantially all of its assets, or effect any merger, consolidation, reorganization or amalgamation of the Company, with another corporation;

             (d)      adopt a statutory plan of share exchange;

             (e) redeem or repurchase (or enter into any agreement to become so obligated) any shares of Common Stock or Series B Preferred (other than pursuant to employee stock vesting or employee stock repurchase agreements or pursuant to the Certificate);

             (f) enter into any transaction with or increase the compensation paid or issue any securities of the Company, rights or options to purchase any securities of the Company or any instrument convertible or exchangeable or payable or satisfied with any securities of the Company or any other compensation derived from or based on the profits or securities of the Company to any of Messrs. John Boreta, Ron Boreta or Vaso Boreta or Boreta Enterprises Ltd. or any of their respective affiliates;

             (g) subject to the Sanyo Agreement and to the Agreement, dated as of July 29, 1996, by and between Three Oceans and the Company regarding the granting of certain rights to Three Oceans by the Company, including the right to participate in the ownership, development, management, and/or operation of a SportPark in Asia, Anaheim, California or Las Vegas, Nevada, the right to invest in or finance certain transactions, the right to supply certain products to the Company and certain signage rights, purchase, sell or lease any material parcel of real property for any SportPark, any single sport interactive entertainment or training complex ("Single Sport Complex") or similar facility or enter into any single transaction or series of related transactions in excess of $100,000 with respect to or relating to or in connection with any Single Sport Complex or similar facility without first providing the Purchaser an opportunity to approve the transactions(s) and to review and provide comments on the relevant documents prior to closing the transaction;

             (h) dissolve or liquidate the Company and/or its assets or close the business of the Company; or

             (i) file a petition to appoint a receiver for the Company or file a voluntary petition for bankruptcy, insolvency or to make any assignment for the benefit of creditors of the Company.

         7.6 PRINCIPAL BUSINESS. The Company shall ensure that all its principal shareholders officers and directors (a) direct or refer all opportunities relating to, similar to or of the same nature as the Company's Sports Park business exclusively to the Company, (b) not realize any profit or gain with respect to such opportunities to the detriment or in lieu of the Company and (c) not otherwise misappropriate any corporate opportunity.

                                    SECTION 8
                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT;
                      REGISTRATION RIGHTS; INDEMNIFICATION

         8.1 CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "CONVERSION STOCK" means the Common Stock issued or issuable pursuant to conversion of the Shares.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 as amended or any similar federal statute and the rules and regulations of the Commissions thereunder all as the same shall be in effect at the time.

         "HOLDER" shall mean the Purchaser and any person holding Registrable Securities or shares to whom the rights under this Section 8 have been transferred in accordance with Section 8.2 hereof.

         "REGISTRABLE SECURITIES" means (i) the Conversion Stock, and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the shares upon any Recapitalization or any Common Stock otherwise issued or issuable with respect to the Shares provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold or are available for sale in the opinion of counsel to the Company in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

         The term "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRATION EXPENSES" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 8.5, 8.6 and 8.7, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the notes and regulations of the Commission thereunder all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the holders.

         8.2 RESTRICTION ON TRANSFERABILITY. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed assignee, transferee, or pledge of the shares of Conversion Stock held by the Purchaser to agree to take and hold such securities subject to the provisions and conditions of this Section 8.

         8.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares,
(ii) the Conversion Stock and (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar events, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

         The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this
Section 8.

         8.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution of Restricted Securities by the Purchaser to a parent, subsidiary or affiliate of the Purchaser), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

         8.5 REQUEST FOR REGISTRATION.

             (a) REQUEST FOR REGISTRATION. If the Company shall receive from the Purchaser at any time a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                      (i) promptly give written notice of the proposed registration to all other Holders; and

                      (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the

                               Registrable Securities of any Holder or holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

                      The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.5:

                               (A) After the Company has initiated one such registration pursuant to this Section 8.5(a);

                               (B) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

             (b) Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Purchaser.

                      The registration statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

             (c) UNDERWRITING. The right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Purchaser and such holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he or she holds.

8.6      THE COMPANY REGISTRATION.

             (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register of its securities, either for its own account or the account of a Holder or Holders, other than a registration relating solely to employee benefit plans or a post effective amendment to the registration statement for the Company's initial public offering, the Company will:

                      (i) promptly give to each Holder written notice thereof; and

                      (ii) include in such registration (and any related qualification under the sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

             (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this
                      Section 8.6, so long as the amount of Registrable Securities otherwise includable in such registration statement would not thereby be diminished.

             (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

8.7      REGISTRATION ON FORM S-3.

             (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

             (b) If a request complying with the requirements of Section 8.7(a) hereof is delivered to the Company, the provisions of Section 8.5(a)(i) and (ii) and Section 8.5(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Section 8.5(c) hereof shall apply to such registration.

         8.8 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration pursuant to Section 8.5, 8.6 and 8.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares registered.

         8.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

             (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least one hundred twenty (120) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

             (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriting or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

             (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus' final prospects and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

             (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten
                      (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business a foreign corporation in any jurisdiction where it is not so qualified;

             (e) Notify the Holders (of if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

             (f) Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

             (g) Prepare and file with the Commission promptly upon the request of such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registration Securities by such Holders;

             (h) Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

             (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of the Securities Act;

             (j) Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

             (k) At the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement,
                      (i) an opinion, dated each such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm, is willing to do so, a letter dated each such date, from the independent public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matter, including information as to the period ending not more than five (5) business days prior to the data of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request.

         8.10 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.11 INDEMNIFICATION.

              (a) The Company will defend, indemnify and hold the Purchaser, each Holder, each of its officers, directors and partners, and each person controlling the Purchaser and each such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including without limitation, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any breaches of the representations, warrants or covenants contained herein, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser, and each such holder, each of its officers and directors, and each person controlling such holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company each to its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the
                       Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus' offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

              (c)      Each party entitled to indemnification under this Section
                       8.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall, when applicable, permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matter as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         8.12 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted the Purchasers under Sections 8.5, 8.6 and 8.7 may be assigned to a transferee or assignee in connection with any transferor assignment of Registrable Securities by the Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee acquires at least 10,000 of the Shares and /or Conversion Stock (appropriately adjusted for Recapitalization). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any parent, subsidiary or affiliate of the Purchaser, without compliance with item (ii) above, provided, written notice thereof is promptly given to the Company.

         8.13 STANDOFF AGREEMENT. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Company's outstanding voting equity securities, that, upon request of the Company or the underwriters managing an underwritten offering of the Company's securities, it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, a the case may be, for such period of time (not to exceed one hundred and twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

                                    SECTION 9
                     THE PURCHASER'S RIGHT OF FIRST REFUSAL

         9.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to the Purchaser the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. The Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock issuable upon conversion of the shares held by the Purchaser and the number of shares of Conversion Stock then held by the Purchaser bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock convertible into Common Stock.

             (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares and the Conversion Stock,
                       (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options exercisable for such Common Stock issued to employees, officers and directors of the Company pursuant to any arrangement approved by the Board of Directors of the Company, (v) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options, warrants, provided that the rights of first refusal established by this Section
                       9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, and (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

             (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to the Purchaser's respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

             (c) In the event the Purchaser fails to exercise such right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

             (d) The right of first refusal hereunder is not assignable except to a parent, subsidiary or affiliate of the Purchaser, without the prior written consent of the Company, which consent will not be unreasonably withheld.

                                   SECTION 10
                                 INDEMNIFICATION

         10.01 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under this Section 10. The representations and warranties set forth herein are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein.

         10.02 INDEMNIFICATION BY THE COMPANY. Notwithstanding any term in this Agreement to the contrary, the Company, shall indemnify, defend, save and hold the Purchaser and its officers, directors, employees, agents and Affiliates (excluding Ron Boreta, Vaso Boreta, John Boreta and the Company; collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious; collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, (a) a breach of any representation or warranty made by the Company in this Agreement, in any certificate or document furnished pursuant hereto by the Company or any other agreement to which the Company is or is to become a party, or (b) a breach or nonfulfillment of any covenant or agreement made by the Company in or pursuant to this Agreement or in any other agreement to which the Company is or is to become a party.

         10.03 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify, defend, save and hold the Company and its officers, directors, employees, agents and Affiliates (excluding Ron Boreta, Vaso Boreta, John Boreta and the Purchaser; collectively, "Company Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious (collectively, "Company Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Company Indemnitees, directly or indirectly, in connection with, arising out of, which would result in, or which would not have occurred but for, (a) a breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by buyer or any other agreement to which the Purchaser is a party and (b) a breach of nonfulfillment of any covenant of agreement made by the Purchaser in or pursuant to this Agreement and in any other agreement to which the Purchaser is a party.

         10.04 NOTICE OF CLAIMS. If any Purchaser Indemnitee or Company Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or Company Damages, as the case may be ("Damages"), for which it is entitled to indemnification under this Section 10, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
Section 10 or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

         10.05 THIRD PARTY CLAIMS. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expense of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, (a) the Indemnifying Party shall not thereby permit to exist any encumbrance upon any asset of the Indemnified Party; (b) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; (c) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and (d) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

         10.6 GOOD FAITH EFFORTS TO SETTLE DISPUTES. The Purchaser and the Company agree that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, the respective chief executive officers (or officers holding such authority) of such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such officers shall disclose to the others all relevant information relating to such dispute. In the event that the parties are unable to amicably resolve the matter or matters in dispute, the parties shall submit all matters still in dispute to arbitration in accordance with the arbitration rules of the American Arbitration Association. The Purchaser shall select an arbitrator and the Company shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators shall be final and binding on the parties. Such matter shall be submitted to arbitration within thirty (30) days from the date that either the Company or the Purchaser declares that any matter in dispute cannot be amicable resolved. All costs and expenses of arbitration shall be paid equally by the Purchaser on one hand and the Company on the other. Any cash or other monetary award shall be paid within thirty (30) days of the arbitrators final decision. Arbitration shall be held in Las Vegas, Nevada.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

         11.2 EVENTS OF DEFAULT AND REMEDIES. (a) For purpose of this Agreement, the term "Event of Default" shall mean the occurrence or happening of any breach or violation of or default in the observation or performance of any term, agreement, covenant, representation, warranty, condition or stipulation contained or referred to in this Agreement by any party to this Agreement.

         (b)      (i)      Upon the occurrence of an Event of Default, the
                           non-defaulting party shall have all rights and remedies afforded by law or equity, including the remedy of specific performance, it being recognized that the Series B Preferred and Conversion Stock and the rights and benefits to be derived therefrom are unique and special. Any party awarded a money judgment against the other shall be entitled to recover in addition thereto interest thereon at the rate of twelve percent (12%) per annum.

                  (ii) Each right, power and remedy provided for in this Agreement, or now or hereafter existing at law or in equity shall be cumulative and may be exercised successively or concurrently and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by either party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all such other rights, powers or remedies. No failure or delay on the party of any party to exercise any such right, power or remedy shall operate as a waiver thereof. No waiver by a party will be effective unless and until it is in writing and signed by an authorized representative of such party.

         (c) Each party will pay to the other, in addition to all other sums due all costs and expenses (including, without limitation, attorneys' fees, brokerage fees and accountants' fees) reasonably incurred by or on behalf of a party in exercising and protecting their rights and remedies hereunder, enforcing the obligations of the other party hereunder and defending any unsuccessful counterclaim, cross-claim or other claim asserted by the other party.

         11.3 SET OFF. In addition to, and not in lieu of, any and all other remedies which the Purchaser otherwise may have at law or in equity, or pursuant to this Agreement, the Purchaser shall have the right to set off, counterclaim and recoup any loss against any amounts to be paid to the Company under this Agreement.

         11.4 NONEXCLUSIVITY. The foregoing set off right and the indemnification provision set forth in Section 8 are in addition to, and not in lieu or derogation of, any statutory, equitable or common law remedy the Purchaser may have arising out of or as a result of this Agreement or for breach of representations, warranties or covenants herein. Neither the exercise of nor the failure to exercise the set off right set forth in Section 10.3 shall constitute an election of remedies.

         11.5 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         11.6 ANTI-DILUTION PROVISIONS. The "Anti-Dilution Provisions" shall provide that in the event that any of the securities referenced herein as presently constituted, shall be changed into or exchanged for a different number or kind of securities or interests of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, sale of assets or otherwise), or if the number of such securities shall be increased through the payment of a dividend, or if the Company makes any other distribution of securities or other property including cash in respect of such securities, then there shall be substituted for and added to such securities, as the case may be, theretofore subject or which may become subject to the terms of this Agreement, the number and kind of securities, interests or property into which each outstanding security shall be so changed, or for which each such security shall be exchanged, or to which each such security shall be entitled, as the case may be, and the purchase price per security appropriately adjusted.

         11.7 ASSIGNMENT; SUCCESSORS AND ASSIGNS. The rights and obligations of the Company and the rights of the Purchaser to purchase the Shares shall not be assignable without the written consent of the other; provided, however, the Purchaser may assign its rights and obligations under this Agreement to a parent, subsidiary or affiliate of the Purchaser upon notice to the Company thereof. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         11.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom endorsement of any such amendment, waiver, discharge or termination is sought.

         11.9 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile to the correct facsimile number or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at its address set forth on the cover page of this Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or Conversion Stock, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares or Conversion Stock who has so furnished an address to the Company, or (c) if to the Company, one copy shall be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         11.10 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or Conversion Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 11.8 hereof, any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach of default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         11.11 EXPENSES. Except as otherwise provided herein, the Company and the Purchaser shall each bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

         11.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         11.13 CONFIDENTIALITY. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or written statement which in the opinion of counsel to such party is required to be made by law or the regulations of any federal or state governmental agency or any stock exchange.

         11.14 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         11.15 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing Agreement is hereby executed as of the date first above written.

"PURCHASER"                                   "COMPANY"

LAS VEGAS DISCOUNT GOLF & TENNIS, INC.,       SAINT ANDREWS GOLF CORPORATION, a
a Colorado corporation                        Nevada corporation


By                                            By
   -----------------------------------           -------------------------------
     Name:                                         Name:  Ronald S. Boreta
     Title:                                        Title: President